UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

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Silgan Holdings Inc.
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601 Merritt 7

Norwalk, Connecticut 06851

(203) 975-7110

Notice of Annual Meeting of Stockholders

To be Held on May 26, 2026

YOU ARE HEREBY NOTIFIED that the annual meeting of stockholders of Silgan Holdings Inc., or the Company, a Delaware corporation, will be held at the Courtyard by Marriott—Norwalk, 474 Main Avenue, Norwalk, Connecticut 06851, at 9:00 a.m. on May 26, 2026, for the following purposes:

1.	To elect three directors of the Company to serve until the Company’s annual meeting of stockholders in 2029 and until their successors are duly elected and qualified;

2.	To approve the First Amendment to the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan;

3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

4.	To hold an advisory vote to approve the compensation of the Company’s named executive officers; and

5.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement of the annual meeting.

The close of business on April 2, 2026 has been fixed as the record date for determining the stockholders of the Company entitled to notice of and to vote at the annual meeting. All holders of record of Common Stock of the Company at that date are entitled to vote at the annual meeting or any adjournment or postponement of the annual meeting.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Norwalk, Connecticut

April 16, 2026

Please complete, sign and mail the enclosed Proxy in the accompanying envelope even if you intend to be present at the annual meeting. Please sign the enclosed Proxy exactly as your name appears on it. Returning the Proxy will not limit your right to vote in person or to attend the annual meeting. If you hold shares of Common Stock of the Company in more than one name, or if your shares of Common Stock of the Company are registered in more than one way, you may receive more than one copy of the proxy materials. If so, please sign and return each of the Proxies that you receive so that all of your shares of Common Stock of the Company may be voted.

The annual meeting will be held to vote on the first four items listed above, tabulate the votes cast in respect of those items and report the results of the vote. No presentations or other business matters are planned for the annual meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDERS MEETING TO BE HELD ON MAY 26, 2026

This Proxy Statement and the Company’s Annual Report for 2025 are available at

www.silganholdings.com/proxyandannualreport

601 Merritt 7

Norwalk, Connecticut 06851

(203) 975-7110

PROXY STATEMENT

Annual Meeting of Stockholders

To be Held on May 26, 2026

To Stockholders of Silgan Holdings Inc.:

This Proxy Statement and the accompanying proxy card are furnished in connection with the solicitation of proxies by the Board of Directors of Silgan Holdings Inc., or Silgan Holdings or the Company, for use at our annual meeting of stockholders, or the Meeting, to be held at the Courtyard by Marriott—Norwalk, 474 Main Avenue, Norwalk, Connecticut 06851, on May 26, 2026, at 9:00 a.m., and at any postponements or adjournments of the Meeting. If you need directions to attend the Meeting and vote in person, you should contact the Company by telephone at (203) 975-7110. This Proxy Statement and the accompanying proxy card will first be mailed to stockholders on or about April 16, 2026.

Only holders of record of our Common Stock as of the close of business on April 2, 2026, the Record Date, will be entitled to notice of and to vote at the Meeting. As of the Record Date, we had 105,679,758 shares of our Common Stock outstanding. Each share of our Common Stock is entitled to one vote. We have no other class of voting securities issued and outstanding. The presence in person or by proxy of the holders of a majority of the outstanding shares of our Common Stock will be necessary to constitute a quorum for the transaction of business at the Meeting.

All shares of our Common Stock represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies unless such proxies previously have been revoked. If any proxies are signed and returned but do not contain voting instructions, the shares of our Common Stock represented by such proxies will be voted FOR the election of the three nominees for director listed below to serve until our annual meeting of stockholders in 2029 and until their successors are duly elected and qualified, FOR the approval of the First Amendment to the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan, FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers. We do not anticipate that any other matters will be brought before the Meeting. If any other matters properly come before the Meeting, the shares of our Common Stock represented by all properly executed proxies will be voted in accordance with the judgment of the persons named on such proxies. Shares of our Common Stock abstaining and shares of our Common Stock held in street name as to which a broker has not voted on some matters but has voted on other matters, or Broker Shares, will be included in determining whether a quorum exists at the Meeting. The New York Stock Exchange, or the NYSE, has adopted rules that eliminate broker discretionary voting for the election of directors and certain other corporate governance matters. Therefore, your broker is not able to vote on your behalf in any director election or with respect to the second and fourth matters specified in the Notice of Meeting, in each case without voting instructions from you.

Assuming that a quorum exists at the Meeting, approval of each of the first, second and third matters specified in the Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting, and approval, on an advisory basis, of the non-binding resolution with respect to the fourth matter specified in the

Notice of Meeting requires the affirmative vote of a majority of the votes cast at the Meeting. Stockholders may not cumulate their votes. Abstentions and Broker Shares that have not been voted with respect to the first, second, third or fourth matter specified in the Notice of Meeting will not be counted in determining the total number of votes cast for such matter or in determining whether such proposal has received the requisite number of affirmative votes.

You may revoke your proxy at any time before it is exercised at the Meeting by: (1) delivering to the Secretary of the Company a duly executed proxy bearing a later date; (2) filing a written notice of revocation with the Secretary of the Company; or (3) appearing at the Meeting and voting in person.

In addition to solicitations by mail, some of our directors, officers and employees may solicit proxies for the Meeting personally or by telephone without extra remuneration. We will also provide persons, banks, brokerage firms, custodians, nominees, fiduciaries and corporations holding shares in their names or in the names of nominees, which in either case are beneficially owned by others, with proxy materials for transmittal to such beneficial owners and will reimburse such record owners for their expenses in doing so. The Company will bear the costs of soliciting proxies.

THE COMPANY HEREBY UNDERTAKES TO PROVIDE WITHOUT CHARGE TO EACH PERSON TO WHOM A COPY OF THIS PROXY STATEMENT HAS BEEN DELIVERED, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF OUR ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES THERETO, THAT HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, PURSUANT TO RULE 13a-1 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, FOR THE FISCAL YEAR ENDED DECEMBER 31, 2025. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO SILGAN HOLDINGS INC., 601 MERRITT 7, FLOOR 1, NORWALK, CT 06851, TELEPHONE NUMBER: (203) 975-7110, ATTENTION: GENERAL COUNSEL.

PROPOSAL 1: ELECTION OF DIRECTORS

Nominees

Our Board of Directors is composed of nine members, divided into three classes designated as Class I, Class II and Class III. We have three Class I Directors, three Class II Directors and three Class III Directors, with each class of directors serving staggered three-year terms. At each annual meeting of stockholders of the Company, the term of office of one class of directors of the Company expires, and directors nominated to the class of directors whose term is expiring at such annual meeting will be elected for a term of three years and until their successors are duly elected and qualified. Our remaining directors continue in office until their respective terms expire and until their successors are duly elected and qualified. Accordingly, at each annual meeting of stockholders of the Company one class of our directors will be elected, and each of our directors will be required to stand for election once every three years. At the Meeting, the term of office for our Class II Directors expires.

Our Class II Directors currently are Leigh J. Abramson, Robert B. Lewis and Niharika Ramdev. Our Nominating Committee has nominated, which nominations were approved by our Board of Directors, each of Mr. Abramson, Mr. Lewis and Ms. Ramdev for re-election as a Class II Director of the Company, with each nominee to serve until our annual meeting of stockholders in 2029 and until his or her successor has been duly elected and qualified.

Each nominee for Class II Director of the Company has consented to be named in this Proxy Statement and to serve on our Board of Directors if elected. If, prior to the Meeting, any nominee should become unavailable to serve on our Board of Directors for any reason, the shares of our Common Stock represented by all properly executed proxies will be voted for such alternate individual as shall be nominated by our Nominating Committee and approved by our Board of Directors of the Company.

We provide below certain information regarding each nominee for Class II Director of the Company and each Director of the Company whose term of office continues after the Meeting, including the individual’s age (as of December 31, 2025), principal occupation and business experience during at least the last five years, other directorships currently held or held during the past five years, the year in which such individual was first elected a director of the Company and the experiences, qualifications, attributes or skills that the nominee and each Director brings to our Board of Directors. We believe that each nominee and each current Director brings a strong and unique background and set of skills to our Board of Directors, giving our Board of Directors as a whole competence and experience in a wide variety of areas, including relevant industry experience, executive management experience, public company board service experience, risk management experience and finance and accounting experience.

Nominees for election as Director (Class II)—term expiring 2029

Leigh J. Abramson, age 57, has been one of our Directors since August 2018. Mr. Abramson previously served as a Director of the Company from September 1996 until July 2003. Mr. Abramson has been a Partner and Co-Head of the Industrial Growth Group of Gryphon Investors, a private equity firm, since March 2020. Since February 2025, Mr. Abramson has also been Co-Chief Investment Officer of Gryphon Investors. Mr. Abramson was a Managing Director and Partner of Metalmark Capital, a private equity fund, since its founding in 2004 until June 2019. Prior to that, Mr. Abramson was with Morgan Stanley Capital Partners from 1992 until 2004, and he began his career in Morgan Stanley’s Investment Banking Division in 1990 until 1992. Mr. Abramson has also served, and currently serves, as a director for several private companies. Mr. Abramson brings to our Board of Directors extensive experience in corporate strategy, mergers and acquisitions and financial matters.

Robert B. Lewis, age 61, has been one of our Directors since May 2023. Mr. Lewis was our Executive Vice President, Corporate Development and Administration from March 2023 through March 2026. From August 2004 until March 2023, Mr. Lewis was our Executive Vice President and Chief Financial Officer. Previously, he was Senior Vice President and Chief Financial Officer of Velocity Express Inc. from January 2004 until August

2004. From December 2000 until December 2003, Mr. Lewis held a series of senior executive positions at Moore Corporation Limited, initially as Executive Vice President and Chief Financial Officer and later as President of Business Communication Services, an operating division of Moore Corporation Limited. Prior to joining Moore Corporation Limited, Mr. Lewis served as Executive Vice President and Chief Financial Officer of Walter Industries, Inc. and World Color Press, Inc. and in various senior financial management roles at L.P. Thebault, a U.S. based commercial printer. Mr. Lewis brings to our Board of Directors considerable knowledge of the Company and the consumer goods packaging industry, significant senior financial officer and finance experience and extensive executive management experience.

Niharika Ramdev, age 56, has been one of our Directors since November 2022. Ms. Ramdev spent over two decades with General Motors Company, having served as Chief Financial Officer for the Global Cadillac division from January 2018 to April 2019, Chief Financial Officer for General Motors International from July 2015 to January 2018, Vice President of Finance and Treasurer from April 2014 through June 2015, and Chief Financial Officer for Global Purchasing and Supply Chain from August 2011 through March 2014. Prior to that, she held a variety of other finance leadership roles within General Motors Company. Ms. Ramdev received her undergraduate degree from the University of Bombay in Mumbai, India, where she worked as an accountant and senior financial consultant before earning her M.B.A. from Harvard Business School. Ms. Ramdev currently serves as a director of Shoals Technologies Group Inc., a publicly traded company listed on Nasdaq that provides electrical balance of systems solutions and components for the global energy transition market, and has served in such capacity since August 2024. Ms. Ramdev previously served as a director and audit committee member for Kaman Corporation, a diversified company that conducts business in the aerospace and defense, industrial and medical markets, from June 2022 until its acquisition by Arcline Investment Management, L.P in April 2024, as a director and audit committee member for Triton International Limited, a leading intermodal container leasing company, from August 2021 until its acquisition by Brookfield Infrastructure Corporation in September 2023, as a director for Renewable Energy Group, Inc. from November 2021 until its acquisition by Chevron Corporation in June 2022, and as a director from December 2020 until May 2022 of XL Fleet Corp., now Spruce Power Holding Corporation. Ms. Ramdev brings to our Board of Directors extensive experience in finance, risk management, supply chain and international operations.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR (CLASS II) OF THE COMPANY.

Incumbent Directors (Class III)—term expiring 2027

Anthony J. Allott, age 61, has been one of our Directors since 2006. Since April 2022, Mr. Allott has been our Chairperson of the Board in a non-executive capacity. Prior to that, Mr. Allott was our Chairperson of the Board in an executive capacity from April 2019 through March 2022. From March 2006 through August 2021, Mr. Allott was our Chief Executive Officer, and from August 2004 through March 2019 Mr. Allott was our President. Mr. Allott was also our Chief Operating Officer from May 2005 until March 2006. From May 2002 until August 2004, Mr. Allott was our Executive Vice President and Chief Financial Officer. Prior to joining us, Mr. Allott was Senior Vice President and Chief Financial Officer of Applied Extrusion Technologies, Inc., or AET, a manufacturer of flexible packaging, since July 1996. From July 1994 until July 1996, Mr. Allott was Vice President and Treasurer of AET. From 1992 until July 1994, Mr. Allott was Corporate Controller and Director of Financial Reporting of Ground Round Restaurants. Prior to that, Mr. Allott was a certified public accountant with Deloitte & Touche LLP. Mr. Allott currently serves as a director of Sealed Air Corporation, a publicly traded company listed on the NYSE that manufactures packaging solutions that preserve food, protect goods and automate packaging processes, and has served in such capacity since October 2024. Mr. Allott also currently serves as a director of two private companies. Mr. Allott brings to our Board of Directors considerable knowledge of the Company and the consumer goods packaging industry and extensive executive management experience.

William T. Donovan, age 73, has been one of our Directors since January 2018. Mr. Donovan was Chair of the Board of Rockland Industrial Holdings, LLC, a privately held manufacturer of wood flooring products for the truck trailer and container industries, from April 2006 until December 2013. From 1997 until 2005, he served as President, Chief Executive Officer and a director of Total Logistics, Inc., a company engaged in providing integrated logistics services, facility management and industrial product manufacturing that had been a publicly traded company listed on Nasdaq prior to its acquisition by Supervalu Inc. From 1987 to 1997, Mr. Donovan served as President, Chief Financial Officer and a director of Christiana Companies, Inc., a provider of warehousing and logistic services and manufacturer of drill pipe and downhole tools that had been a publicly traded company listed on the NYSE prior to its merger with Weatherford International, Inc. From 1980 to 1998, Mr. Donovan was a Principal and Managing Director of Lubar & Co., a private investment and venture capital firm. From 1976 to 1980, Mr. Donovan was an officer with Manufacturers Hanover Trust Company, now part of JPMorgan Chase & Co., where he specialized in merger and acquisition financing. Mr. Donovan is currently a director and audit committee chair of Precision Drilling Corporation, an onshore drilling company and service provider to the oil and natural gas industries and a publicly traded company listed on the Toronto Stock Exchange and the NYSE, and has served in that capacity since December 2008. Prior to that, Mr. Donovan was a director of Grey Wolf, Inc., an international land-based provider of contract drilling services to the oil and natural gas industries and a publicly traded company that had been listed on the American Stock Exchange, from June 1997 until December 2008 prior to its acquisition by Precision Drilling Corporation. Mr. Donovan has also served as a director of several other private companies. Mr. Donovan brings to our Board of Directors significant executive management, merger and acquisition and finance experience, as well as experience as a public company director.

Fiona Cleland Nielsen, age 50, has been one of our Directors since May 2024. Ms. Cleland Nielsen currently serves as Chief Strategy and Business Development Officer of Copeland LP, a position she has held since May 2025. Copeland LP is a global provider of sustainable climate solutions that combines category leading brands in compression, controls, software and monitoring for heating, cooling and refrigeration. Prior to her current position, Ms. Cleland Nielsen served as Senior Vice President, Strategy and Mergers & Acquisitions of Copeland LP since March 2024. From August 2021 until February 2024, Ms. Cleland Nielsen was Senior Vice President, Strategy and Mergers & Acquisitions of ATS Corporation, a Canadian company listed on the Toronto Stock Exchange and the NYSE that provides industry leading automation solutions to multinational customers in markets such as life sciences, transportation, food and beverage, consumer products and energy. From January 2015 to June 2021, Ms. Cleland Nielsen served as Vice President, Strategy and Mergers & Acquisitions for Honeywell Safety & Productivity Solutions, a provider of products, software and connected solutions that improve productivity, workplace safety and asset performance. Prior to that, from August 2006 to January 2015, she served in various operational roles at Tektronix Communications, a Danaher Corporation business, and ultimately as Director, Business Development and Mergers & Acquisitions for the Danaher Communications Software Platform. Ms. Cleland Nielsen brings to our Board of Directors significant management and mergers and acquisitions leadership experience.

Incumbent Directors (Class I)—term expiring 2028

Adam J. Greenlee, age 52, has been one of our Directors since November 2022. Mr. Greenlee has been our Chief Executive Officer since September 2021 and our President since April 2019. Mr. Greenlee was our Chief Operating Officer from August 2009 through August 2021. From October 2007 through March 2019, Mr. Greenlee was an Executive Vice President of the Company. From January 2006 until October 2007, Mr. Greenlee was President of the North American operations of Silgan White Cap, and he was Executive Vice President of the North American operations of Silgan White Cap from March 2005 until January 2006. Prior to that, Mr. Greenlee was Vice President & General Manager of ATI Allegheny Rodney from January 2003 through February 2005 and its Director of Marketing from February 2001 until January 2003. Mr. Greenlee brings to our Board of Directors considerable knowledge of the Company and the consumer goods packaging industry, extensive executive management experience and operations and manufacturing leadership. Mr. Greenlee also serves as our Chief Executive Officer and President.

Brad A. Lich, age 58, has been one of our Directors since October 2019. Mr. Lich currently serves as Executive Vice President and Chief Commercial Officer of Eastman Chemical Company, or Eastman Chemical, a position he has held since March 2016. Eastman Chemical is a publicly traded company listed on the NYSE and a global advanced materials and specialty additives company that produces a broad range of products found in items people use every day. Mr. Lich is responsible for the Advanced Materials business segment and circular platform of Eastman Chemical, as well as the leadership of its marketing, sales, procurement, corporate strategy and regional leadership. Prior to his current position, Mr. Lich served as Executive Vice President, Advanced Materials & Additives & Functional Products of Eastman Chemical since January 2014. Mr. Lich joined Eastman Chemical in 2001 and has been steadily promoted to positions of increasing responsibility and leadership throughout his tenure. Prior to joining Eastman Chemical, Mr. Lich held various leadership and commercial roles with Coatingsmart, Inc., E-Chemicals, Inc., The Valspar Corporation and The Dow Chemical Company. Mr. Lich brings to our Board of Directors extensive executive management and commercial leadership experience.

Shannon Miller, age 49, has been one of our Directors since May 2025. Ms. Miller currently serves as President—Growth, Strategy and Digital at Jacobs Solutions, Inc., or Jacobs Solutions, a position she has held since September 2024. Jacobs Solutions is a publicly traded company listed on the NYSE and an advisory and consulting firm that delivers outcomes and solutions for the world’s most complex challenges, providing end-to-end services in advanced manufacturing, cities & places, energy, environmental, life sciences, transportation and water. Prior to her current position, Ms. Miller served as President of Jacobs Solutions’ Divergent Solutions business unit from October 2022 until September 2024. Ms. Miller joined Jacobs Solutions in 1998 and has been steadily promoted to positions of increasing responsibility and leadership throughout her tenure. Ms. Miller brings significant leadership experience and extensive digital technologies and cybersecurity expertise to our Board of Directors.

Each of Messrs. Abramson and Lewis and Ms. Ramdev was elected as a Director of the Company at our annual meeting of stockholders in 2023. Each of Messrs. Allott and Donovan and Ms. Cleland Nielsen was elected as a Director of the Company at our annual meeting of stockholders in 2024. Each of Messrs. Greenlee and Lich and Ms. Miller was elected as a Director of the Company at our annual meeting of stockholders in 2025.

Each of Leigh J. Abramson, William T. Donovan, Brad A. Lich, Shannon Miller, Fiona Cleland Nielsen and Niharika Ramdev is an “independent director,” as defined in the listing standards of the NYSE. The independent directors held four meetings during 2025 following regularly scheduled quarterly meetings of the Board of Directors, without the presence of management or any inside directors.

Our Board of Directors met four times and acted by written consent seven times during 2025. Each of our Directors attended at least 75 percent of the aggregate of: (1) the total number of meetings of the Board of Directors held in 2025 during which such person was a Director and (2) the total number of meetings held in 2025 by all committees of the Board of Directors on which such person served during which such person was a Director.

The Company does not have a policy with regard to director attendance at annual meetings of stockholders. One of our Directors attended last year’s annual meeting of stockholders.

Risk Oversight and Board Structure

Our Board of Directors as a whole is responsible for risk oversight for the Company. Our Board of Directors risk oversight process builds upon management’s assessment of the Company’s risks and processes for managing and mitigating such risks. At meetings of our Board of Directors, the executive officers of the Company regularly address and discuss with our Board of Directors risks of the Company and the manner in which the Company manages or mitigates its risks. While our Board of Directors has the ultimate responsibility for risk oversight for the Company, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures. Our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with the Company’s strategy and objectives. Our Nominating Committee assists our Board of Directors in identifying qualified candidates to become nominees for our Board of Directors of the Company.

Our corporate governance documents provide our Board of Directors with flexibility to select the appropriate leadership structure for the Company. In making leadership structure determinations, our Board of Directors considers many factors. At this time, each of the positions of Chairperson of the Board and Chief Executive Officer of the Company are held by different persons. Our Board of Directors has decided at this time to have different persons hold such positions largely due to the availability to the Company of multiple persons with many years of experience in the consumer goods packaging industry and extensive executive management experience with the Company. Our Chairperson of the Board has extensive experience in leading the Company, most recently having served as our Chief Executive Officer through August 2021, and has thirty years of experience in the packaging industry. With his substantial knowledge of the Company and the consumer goods packaging industry and extensive executive management experience, our Chairperson of the Board effectively leads our Board of Directors in its fundamental role of overseeing the business and affairs of the Company.

As part of each regularly scheduled quarterly meeting of our Board of Directors, our non-management Directors meet without the presence of management. These meetings allow our non-management Directors to discuss matters involving the Company without the presence of any member of management. Additionally, at each regularly scheduled quarterly meeting of our Board of Directors, our independent Directors meet without the presence of management or inside directors, allowing our independent Directors to discuss matters involving the Company without the presence of management or any inside director. At these meetings of our non-management Directors and these meetings of our independent Directors, no presiding director is appointed and each of the Directors in attendance at these meetings is given the opportunity to raise issues, make comments and express views.

Corporate Governance Guidelines and Business Ethics Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics to comply with the New York Stock Exchange Listed Company Manual. The Corporate Governance Guidelines and Code of Business Conduct and Ethics are available on our website at www.silganholdings.com/corporatedocuments. The information provided on or accessible through the Company’s website is not part of this Proxy Statement and is not incorporated in this Proxy Statement by this or any other reference to the Company’s website provided in this Proxy Statement. Copies of the Corporate Governance Guidelines and Code of Business Conduct and Ethics may also be obtained upon request from our Corporate Secretary.

Committees of the Board of Directors

Our Board of Directors has three standing committees. The principal responsibilities of each of the standing committees and the members of such committees are set forth below.

1. Audit Committee. The Audit Committee has the responsibility of overseeing the Company’s financial reporting process on behalf of our Board of Directors. The functions performed by the Audit Committee are described in the section of this Proxy Statement titled “Report of the Audit Committee.” During 2025, the Audit Committee held eight meetings and acted by written consent twice. The Audit Committee currently consists of Ms. Ramdev, Mr. Abramson, Mr. Donovan, Mr. Lich, Ms. Miller and Ms. Cleland Nielsen, each of whom our Board of Directors has determined is independent as required by the written charter of the Audit Committee, the applicable listing standards of the NYSE and the applicable rules of the SEC. All of our “independent directors” are members of the Audit Committee. Ms. Ramdev is the Chairperson of the Audit Committee. The Board of Directors has determined that each of Ms. Ramdev, Mr. Abramson and Mr. Donovan meets the criteria of an

“audit committee financial expert” under applicable rules of the SEC. Ms. Ramdev’s extensive background and experience includes more than twenty years serving in several senior financial officer and finance management positions for a public company. Mr. Abramson’s extensive experience includes evaluating and analyzing financial statements and serving on various audit committees and performing functions of an audit committee for various companies. Mr. Donovan’s extensive background and experience includes serving as a principal financial officer of a public company and actively supervising a principal financial officer of a public company. A copy of the written charter of the Audit Committee is available on our website at www.silganholdings.com/corporatedocuments. A copy of the charter may also be obtained upon request from our Corporate Secretary.

2. Compensation Committee. Pursuant to its written charter, the Compensation Committee has the responsibility of reviewing and approving matters relating to the compensation of executive officers of the Company, as further described in the section of this Proxy Statement titled “Executive Compensation.” In addition, the Compensation Committee is responsible for administering the equity compensation plans of the Company, making awards and grants under the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan, or the Stock Incentive Plan, to officers and other key employees of the Company and its subsidiaries and setting performance goals and confirming performance levels in respect of performance awards made under the Stock Incentive Plan. Historically, the Compensation Committee in its discretion has periodically consulted with outside consultants for certain matters regarding director and executive officer compensation.

The Compensation Committee held four meetings and acted by written consent three times during 2025. The Compensation Committee currently consists of Mr. Abramson, Mr. Donovan, Mr. Lich, Ms. Miller, Ms. Cleland Nielsen and Ms. Ramdev, each of whom is an “independent director” as required by the written charter of the Compensation Committee and the applicable listing standards of the NYSE. All of our “independent directors” are members of the Compensation Committee. Mr. Abramson is the Chairperson of the Compensation Committee. A copy of the written charter of the Compensation Committee is available on our website at www.silganholdings.com/corporatedocuments. A copy of the charter may also be obtained upon request from our Corporate Secretary.

3. Nominating Committee. The Nominating Committee was established by the Board of Directors of the Company on November 28, 2022. Pursuant to its written charter, the Nominating Committee is responsible for leading the search for, identifying and screening qualified candidates for the Board of Directors of the Company and recommending to the Board of Directors of the Company nominees to stand for election or re-election to the Board of Directors of the Company. The Nominating Committee is required to consider candidates with diverse backgrounds for the Board of Directors of the Company. The Nominating Committee is also required to consider candidates for the Board of Directors of the Company from stockholders of the Company. In identifying candidates for the Board of Directors of the Company, the Nominating Committee seeks individuals who have the highest personal and professional ethics and integrity with qualities of leadership, character and judgement and who will be effective in representing the long-term interests of the stockholders of the Company. The Nominating Committee considers each candidate’s experience, skills and expertise, including diverse backgrounds, as well as other factors that it may deem relevant, as part of its process for recommending nominees to the Board of Directors of the Company. In addition, the Nominating Committee recommends changes to the Board of Directors of the Company with respect to the Company’s Corporate Governance Guidelines and assists the Board of Directors with its annual evaluation and its evaluation of management as required by the Board of Directors. In carrying out its responsibilities, the Nominating Committee may, in its sole discretion, engage search firms, consultants, legal counsel and other advisors. The Nominating Committee held one meeting in 2025. The Nominating Committee currently consists of Mr. Donovan, Mr. Abramson, Mr. Lich, Ms. Miller, Ms. Cleland Nielsen and Ms. Ramdev, each of whom is an “independent director” as required by the written charter of the Nominating Committee and the applicable listing standards of the NYSE. All of our “independent directors” are members of the Nominating Committee. Mr. Donovan is the Chairperson of the Nominating Committee. A copy of the written charter of the Nominating Committee is available on our website at www.silganholdings.com/corporatedocuments. A copy of the charter may also be obtained upon request from our Corporate Secretary.

On November 28, 2022, the Company and R. Philip Silver, a co-founder of the Company who was a Director on our Board of Directors until his retirement on November 2, 2022, and D. Greg Horrigan, a co-founder of the Company who was a Director on our Board of Directors until his retirement on May 30, 2023, entered into the Second Amended and Restated Stockholders Agreement, or the Stockholders Agreement, which amended and restated a previous stockholders agreement. You should read the section in this Proxy Statement titled “Certain Relationships and Related Transactions—Stockholders Agreement” for a description of the material terms of the Stockholders Agreement. Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) has the contractual right to nominate for election one individual as a member of the Board of Directors of the Company, provided that such nominee is either Mr. Silver or Mr. Horrigan, so long as the Group beneficially owns at least five percent of the outstanding Common Stock of the Company. As of the date of this Proxy Statement, the Group beneficially owns at least five percent of the outstanding shares of our Common Stock.

Retirement Policy

We have a retirement policy pursuant to which an individual may not be nominated to serve on the Board of Directors of the Company if that person will reach the age of 75 during their elected term without the prior approval of the Board of Directors of the Company. The retirement policy does not apply to individuals nominated pursuant to the Stockholders Agreement.

Communications with the Board of Directors

The Company’s Board of Directors has a formal process for security holders and other interested parties to send communications to it. Security holders and other interested parties may send written communications addressed to the Board of Directors or to any specified Director of the Company by mail to the Company’s office. If the Company receives at its office any such written communications, the Company will forward such written communications directly to all members of the Board of Directors or to such specified Director of the Company, as the case may be, as appropriate.

COMPENSATION OF DIRECTORS

In 2025, our Directors who did not receive compensation as an officer or employee of the Company or any of its affiliates were paid as follows:

•	an annual retainer of $110,000 for service on our Board of Directors, plus reimbursement for business related travel and other reasonable out-of-pocket expenses;

•	an annual retainer fee of $12,000 for service on the Audit Committee for each member of the Audit Committee of our Board of Directors;

•	an annual retainer fee of $12,000 for service on the Compensation Committee for each member of the Compensation Committee of our Board of Directors; and

•	an annual retainer fee of $25,000 for service as a chairperson for each chairperson of the Audit Committee, Compensation Committee and Nominating Committee of our Board of Directors.

In addition, in 2025 each of our Directors who did not receive compensation as an officer or employee of the Company or any of its affiliates received an annual equity based director award pursuant to the Stock Incentive Plan on the first business day after our annual meeting of stockholders, having an aggregate fair market value of $125,000 as of the date of grant. For any Director elected to our Board of Directors subsequent to the annual meeting of stockholders of the Company, such Director was also granted, on the first business day after the next annual meeting of stockholders of the Company, an additional equity based director award pursuant to the Stock Incentive Plan equal to a pro rata amount (based on the number of days that such Director served as a Director of the Company during the period from the last annual meeting of stockholders of the Company to and including the next annual meeting of stockholders of the Company) of the annual equity based director award granted to Directors following the annual meeting of the stockholders of the Company in such particular year. The equity based director awards were made in the form of restricted shares of our Common Stock or restricted stock units related to shares of our Common Stock, in the discretion of the Board of Directors, under the Stock Incentive Plan.

Additionally, any non-executive Chairperson of the Board of our Board of Directors is paid an annual retainer fee of $130,000 for service as Chairperson of the Board of our Board of Directors.

The following table provides information concerning the compensation of Directors of the Company for the fiscal year ended December 31, 2025.

Director Compensation

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash($)(1)	Stock Awards($)(2)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Non-qualified Deferred Compensation Earnings($)	All Other Compensation($)(3)	Total($)

Anthony J. Allott(4)	$212,500	$124,981	$0	$0	$0	$ 0	$337,481
Leigh J. Abramson(5)	$159,000	$124,981	$0	$0	$0	$18,295	$302,276
William T. Donovan(5)	$159,000	$124,981	$0	$0	$0	$16,097	$300,078
Adam J. Greenlee(6)	$ 0	$ 0	$0	$0	$0	$ 0	$ 0
Robert B. Lewis(6)	$ 0	$ 0	$0	$0	$0	$ 0	$ 0
Brad A. Lich(5)	$134,000	$124,981	$0	$0	$0	$15,202	$274,183
Shannon Miller (5)	$ 79,885	$124,981	$0	$0	$0	$ 0	$204,866
Fiona Cleland Nielsen(5)	$134,000	$124,981	$0	$0	$0	$ 3,715	$262,696
Niharika Ramdev(5)	$159,000	$124,981	$0	$0	$0	$ 7,221	$291,202

(1)

For Mr. Allott, the amount in column (b) represents the amount paid to him for services as the non-executive Chairperson of the Board of our Board of Directors in 2025 and the amount paid to him for services as a Director starting as of April 1, 2025. For each of Mr. Abramson, Mr. Donovan, Mr. Lich, Ms. Miller, Ms. Cleland Nielsen and Ms. Ramdev, the amount in column (b) represents the amount paid to such person for services as a Director and on committees of the Board of Directors as described above.

(2)

For each of Mr. Allott, Mr. Abramson, Mr. Donovan, Mr. Lich, Ms. Miller, Ms. Cleland Nielsen and Ms. Ramdev, the amount in column (c) reflects the grant date fair value of 2,262 restricted stock units (representing the right to receive 2,262 shares of Common Stock upon vesting) granted on May 28, 2025 pursuant to and under the Stock Incentive Plan. All of these restricted stock units vest in a single installment on the date of the following annual meeting of stockholders of the Company. The grant date fair value of such restricted stock units was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on May 28, 2025 by such number of restricted stock units, in accordance with the provisions of the Financial Accounting Standards Board Accounting Standards Codification 718, Compensation—Stock Compensation (“FASB ASC Topic 718”).

(3)

For Mr. Abramson, the amount in column (g) consists of dividend equivalents of $2,088 paid on unvested restricted stock units upon their vesting and dividend equivalents of $16,207 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Donovan, the amount in column (g) consists of dividend equivalents of $2,088 paid on unvested restricted stock units upon their vesting and dividend equivalents of $14,009 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Mr. Lich, the amount in column (g) consists of dividend equivalents of $2,088 paid on unvested restricted stock units upon their vesting and dividend equivalents of $13,114 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Ms. Cleland Nielsen, the amount in column (g) consists of dividend equivalents of $2,088 paid on unvested restricted stock units upon their vesting and dividend equivalents of $1,627 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred. For Ms. Ramdev, the amount in column (g) consists of dividend equivalents of $2,088 paid on unvested restricted stock units upon their vesting and dividend equivalents of $5,133 paid on restricted stock units that had vested but for which receipt of the underlying shares of Common Stock had been deferred.

(4)

In 2025, Mr. Allott was Chairperson of the Board of our Board of Directors in a non-executive capacity and received an annual retainer fee of $130,000 for service as Chairperson of the Board of our Board of Directors. Until March 31, 2025, Mr. Allott served as an employee of the Company providing certain advisory services. Since Mr. Allott was an employee of the Company until March 31, 2025, Mr. Allott did not receive the retainer for services as a Director of the Company through such date. Mr. Allott received a salary of $27,500 for his services from January 1, 2025 through March 31, 2025 as an employee of the Company providing certain advisory services. In addition, as an employee of the Company until March 31, 2025, Mr. Allott received $228 in group term life insurance premiums paid on his behalf through such date. Effective April 1, 2025, Mr. Allott retired as an employee of the Company. Accordingly, starting on such date Mr. Allott was paid the retainer for services on our Board of Directors and received the annual equity based director award pursuant to the Stock Incentive Plan.

(5)	The aggregate number of outstanding restricted stock units held by each of our non-employee Directors as of December 31, 2025 is as follows:

Mr. Allott – 2,262 unvested restricted stock units

Mr. Abramson – 2,262 unvested restricted stock units and 20,937 vested but deferred restricted stock units

Mr. Donovan – 2,262 unvested restricted stock units and 18,189 vested but deferred restricted stock units

Mr. Lich – 2,262 unvested restricted stock units and 17,071 vested but deferred restricted stock units

Ms. Miller – 2,262 unvested restricted stock units

Ms. Cleland Nielsen – 2,262 unvested restricted stock units and 2,712 vested but deferred restricted stock units

Ms. Ramdev – 2,262 unvested restricted stock units and 7,094 vested but deferred restricted stock units

There were no outstanding stock options held by any of our non-employee Directors as of December 31, 2025.

(6)

Messrs. Greenlee and Lewis were officers and employees of the Company during 2025. Accordingly, neither Mr. Greenlee nor Mr. Lewis received an annual retainer, any director award under the Stock Incentive Plan or any other compensation for services as a Director of the Company for 2025. Effective April 1, 2026, Mr. Lewis retired as an employee of the Company. Accordingly, starting on such date Mr. Lewis will be paid the retainer for services on our Board of Directors and will be eligible to receive the annual equity based director award pursuant to the Stock Incentive Plan.

EXECUTIVE OFFICERS

Our Board of Directors appoints the officers of the Company. The officers of our subsidiaries are appointed by the respective boards of directors of our subsidiaries. We provide below certain information concerning the current executive officers of the Company, including each individual’s age (as of December 31, 2025). Information concerning Mr. Greenlee, our Chief Executive Officer and President, is set forth in the section of this Proxy Statement titled “Election of Directors.” There are no family relationships among any of the directors or executive officers of the Company.

Philippe Chevrier, age 50, has been our Executive Vice President and Chief Operating Officer since February 2025. From January 2023 through January 2025, he served as President of the Americas and Global Fibers business of Hexcel Corporation, a publicly traded, global leader in the manufacture of advanced lightweight composite materials. Prior to that, Mr. Chevrier held various management positions with Honeywell International Inc. from August 2003 until January 2023, last serving as President of the Honeywell Aerospace Software, Services and Connectivity Strategic Business Unit. Prior to joining Honeywell International Inc., Mr. Chevrier held management positions at ABB Group and Sun Microsystems, Inc.

Shawn C. Fabry, age 48, has been our Executive Vice President and Chief Financial Officer since November 2025. Previously, Mr. Fabry was our Senior Vice President, Corporate Development from August 2023 until November 2025. From September 2018 through February 2024, he was a Senior Vice President of Silgan Containers, our U.S. metal container operations, and from September 2018 until August 2023 he also served as Chief Financial Officer of Silgan Containers. From June 2015 until August 2018, he was Vice President, Chief Financial Officer and Assistant Secretary of Silgan Plastics, our plastic container operations. Prior to that, Mr. Fabry served in various positions with subsidiaries of the Company following the Company’s acquisition of IPEC Global, Inc., a manufacturer of plastic closures, in November 2010. Prior to that, Mr. Fabry was employed by IPEC Global, Inc. in various positions, last serving as its Chief Financial Officer.

Frank W. Hogan, III, age 65, has been our Executive Vice President, General Counsel and Secretary since January 2023. From June 2002 until December 2022, he was our Senior Vice President, General Counsel and Secretary. From June 1997 until June 2002, Mr. Hogan was our Vice President, General Counsel and Secretary. From September 1995 until June 1997, Mr. Hogan was a partner at the law firm of Winthrop, Stimson, Putnam & Roberts (now Pillsbury Winthrop Shaw Pittman LLP). From April 1988 to September 1995, Mr. Hogan was an associate at that firm.

Alexander G. Hutter, age 40, has been our Senior Vice President, Strategy and Investor Relations since November 2025. Previously, Mr. Hutter was our Vice President, Investor Relations from January 2023 until November 2025. Prior to that, Mr. Hutter was our Director of Investor Relations and Corporate Development from April 2022 until January 2023, and our Director of Corporate Development from August 2021 until April 2022. From February 2018 through July 2021, Mr. Hutter was our Director of Financial Planning & Analysis. Prior to joining the Company, Mr. Hutter was a Vice President at Jefferies LLC in the Equity Research department covering the Paper & Packaging and Building Products sectors from June 2013 through January 2018. Prior to joining Jefferies LLC, Mr. Hutter held various positions of increasing responsibility in equity research covering the software, clean technology, auto and machinery industries at Gleacher & Company and Wolfe Research.

Kimberly I. Ulmer, age 58, has been our Senior Vice President and Chief Accounting Officer since November 2025. Previously, Ms. Ulmer was our Senior Vice President and Chief Financial Officer since March 2023. Ms. Ulmer was also our Treasurer until January 2024. From January 2022 until March 2023, she was our Senior Vice President, Finance and Treasurer. From January 2018 through December 2021, Ms. Ulmer was our Vice President, Finance and Treasurer. From March 2006 until January 2018, Ms. Ulmer was our Vice President and Controller. Previously, Ms. Ulmer was our Controller since September 2004. From May 2003 until September 2004, Ms. Ulmer was Controller, Accounting Policies and Compliance for General Electric Vendor

Financial Services, a unit of General Electric Capital Corporation. Prior to that, Ms. Ulmer was employed by Quebecor World Inc. (formerly World Color Press, Inc.) from August 1997 until April 2003, last serving as Vice President, Assistant Controller.

Daniel P. Murphy, age 55, has been our Vice President and Controller since January 2022 and our Treasurer since January 2024. Previously, Mr. Murphy was our Controller since January 2018. From March 2008 until January 2018, Mr. Murphy was our Assistant Controller. Prior to that, Mr. Murphy was our Director of Accounting from August 2006 until March 2008. Prior to that, Mr. Murphy was employed by Vertrue Incorporated from 1997 to 2006. Mr. Murphy began his career at Price Waterhouse LLP, a predecessor firm to PricewaterhouseCoopers LLP, from 1992 to 1997.

Code of Ethics

Our Board of Directors has adopted a Code of Ethics applicable to our principal executive officer, principal financial officer and principal accounting officer or controller in order to deter wrongdoing and to promote the conduct of the Company’s business in an honest, lawful and ethical manner. A copy of this Code of Ethics was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Stockholders Agreement

On November 28, 2022, the Company and R. Philip Silver, a founder of the Company who was a Director on our Board of Directors until his retirement on November 2, 2022, and D. Greg Horrigan, a founder of the Company who was a Director on our Board of Directors until his retirement on May 30, 2023, entered into the Stockholders Agreement, which amended and restated a previous stockholders agreement among such parties pursuant to which Messrs. Silver and Horrigan had the contractual right to nominate for election all Directors of the Company. Such previous stockholders agreement had replaced in its entirety a prior stockholders agreement entered into among Messrs. Silver and Horrigan, the Company and the other parties thereto at the time of the initial public offering of shares of Common Stock of the Company on February 14, 1997. Such prior stockholders agreement had replaced prior agreements entered into in December 1993 and in June 1989 among the parties thereto, including the founding stockholders of the Company. Under the Stockholders Agreement, the Group (as defined in the Stockholders Agreement and generally including Messrs. Silver and Horrigan and their affiliates, family members, trusts and estates) has the contractual right to nominate for election one individual as a member of the Board of Directors of the Company, provided that such nominee is either Mr. Silver or Mr. Horrigan, so long as the Group beneficially owns at least five percent of the outstanding Common Stock of the Company. As of the date of this Proxy Statement, the Group beneficially owns at least five percent of the outstanding shares of our Common Stock. The Stockholders Agreement terminates upon the death or disability of both of Messrs. Silver and Horrigan.

Other

In 2025, there were ordinary course transactions in which certain of our subsidiaries purchased certain raw materials from two companies, on one of which one of our Directors serves as an executive officer and on one of which one of our Directors serves as a director and, through his employer, as an investor. In each case, our Directors did not direct any such purchases. None of these transactions constituted a related party transaction that required approval by the Audit Committee.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to its written charter, the Audit Committee of the Board of Directors of the Company is required to approve any related party transactions that are required to be disclosed under applicable securities rules. In evaluating any such proposed reportable transaction, the Audit Committee will consider the specific facts and circumstances of each transaction, which facts and circumstances will include the related person’s interest in the transaction, whether the transaction is being negotiated on an arm’s length basis, whether the terms of the transaction are fair to the Company and whether the terms of the transaction with the related person are no less favorable to the Company than could be obtained with a non-related third party under similar circumstances.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

In 2025, the Compensation Committee of our Board of Directors consisted of Mr. Abramson, Mr. Donovan, Mr. Lich, Ms. Miller (starting May 27, 2025), Ms. Cleland Nielsen and Ms. Ramdev, none of whom was an officer, former officer or employee of the Company. During 2025, none of our executive officers served as: (i) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of our Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

In the table below, we provide information, as of the Record Date, with respect to the beneficial ownership of our Common Stock by (i) each current director and each Named Executive Officer (as defined in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis”) of the Company, (ii) each person or entity who is known by the Company to own beneficially more than 5% of our Common Stock and (iii) by all current executive officers and directors of the Company as a group. Except as otherwise described below, each of the persons named in the table below has sole voting and investment power with respect to the securities beneficially owned.

	Number of Shares of Common Stock Owned	Percentage Ownership of Common Stock(1)

Anthony J. Allott(2)	369,773	*
Leigh J. Abramson(3)	30,699	*
William T. Donovan(4)	28,686	*
Adam J. Greenlee(5)	182,397	*
Robert B. Lewis(6)	111,099	*
Brad A. Lich(7)	19,333	*
Shannon Miller(8)	2,262	*
Fiona Cleland Nielsen(9)	4,974	*
Niharika Ramdev(10)	9,356	*
Philippe Chevrier(11)	14,663	*
Shawn C. Fabry(12)	33,429	*
Frank W. Hogan, III(13)	266,506	*
Alexander G. Hutter(14)	3,925	*
Kimberly I. Ulmer(15)	72,790	*
All current executive officers and directors as a group(15 persons)(16)	1,168,107	1.10%
R. Philip Silver(17)	8,935,545	8.46%
D. Greg Horrigan(18)	7,043,303	6.66%
FMR LLC and related parties(19)	15,850,200	15.00%
JPMorgan Chase & Co.(20)	9,274,096	8.78%
BlackRock, Inc.(21)	7,025,743	6.65%

(1)	An asterisk denotes beneficial ownership of 1% or less of our Common Stock.

(2)

Mr. Allott is a Director of the Company. The number of shares of our Common Stock owned by Mr. Allott consists of 367,511 shares of our Common Stock owned by him and 2,262 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(3)

Mr. Abramson is a Director of the Company. The number of shares of our Common Stock owned by Mr. Abramson consists of 7,500 shares of our Common Stock owned by family trusts for which he has voting and dispositive power, 20,937 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him for which he has deferred receipt and 2,262 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(4)

Mr. Donovan is a Director of the Company. The number of shares of our Common Stock owned by Mr. Donovan consists of 8,235 shares of our Common Stock owned by him, 18,189 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him for which he has deferred receipt and 2,262 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(5)	Mr. Greenlee is a Director of the Company. The amount beneficially owned by Mr. Greenlee consists of 182,397 shares of our Common Stock owned by him.

(6)	Mr. Lewis is a Director of the Company. The amount beneficially owned by Mr. Lewis consists of 111,099 shares of our Common Stock owned by him.

(7)

Mr. Lich is a Director of the Company. The number of shares of our Common Stock owned by Mr. Lich consists of 17,071 shares of our Common Stock that are issuable to him for vested restricted stock units granted to him for which he has deferred receipt and 2,262 shares of our Common Stock that will be issuable to him for restricted stock units granted to him pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(8)

Ms. Miller is a Director of the Company. The number of shares of our Common Stock owned by Ms. Miller consists of 2,262 shares of our Common Stock that will be issuable to her for restricted stock units granted to her pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(9)

Ms. Cleland Nielsen is a Director of the Company. The number of shares of our Common Stock owned by Ms. Cleland Nielsen consists of 2,712 shares of our Common Stock that will be issuable to her for restricted stock units granted to her for which she has deferred receipt and 2,262 shares of our Common Stock that will be issuable to her for restricted stock units granted to her pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(10)

Ms. Ramdev is a Director of the Company. The number of shares of our Common Stock owned by Ms. Ramdev consists of 7,094 shares of our Common Stock that are issuable to her for vested restricted stock units granted to her for which she has deferred receipt and 2,262 shares of our Common Stock that will be issuable to her for restricted stock units granted to her pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(11)	The number of shares of our Common Stock owned by Mr. Chevrier consists of 14,663 shares of our Common Stock owned by him.

(12)	The number of shares of our Common Stock owned by Mr. Fabry consists of 33,429 shares of our Common Stock owned by him.

(13)	The number of shares of our Common Stock owned by Mr. Hogan consists of 266,506 shares of our Common Stock owned by him.

(14)	The number of shares of our Common Stock owned by Mr. Hutter consists of 3,925 shares of our Common Stock owned by him.

(15)	The number of shares of our Common Stock owned by Ms. Ulmer consists of 72,790 shares of our Common Stock owned by her.

(16)

The number of shares of our Common Stock owned by all current executive officers and directors of the Company as a group includes 81,837 shares of our Common Stock that are issuable related to (i) vested restricted stock units granted pursuant to equity compensation plans of the Company for which receipt has been deferred and (ii) restricted stock units granted pursuant to the Stock Incentive Plan that will vest within 60 days after the Record Date.

(17)

All information regarding Mr. Silver is based solely upon Amendment No. 24 to Schedule 13G filed by Mr. Silver with the SEC on January 30, 2026, reporting beneficial ownership as of December 31, 2025. Mr. Silver reported that he is the beneficial owner of 8,935,545 shares of our Common Stock, consisting of 61,411 shares of our Common Stock owned directly by him over which he has sole voting and dispositive power and 8,874,134 shares of our Common Stock owned by a family revocable trust of which he is the trustee with sole voting and dispositive power. The address for Mr. Silver is c/o Silgan Holdings Inc., 601 Merritt 7, Norwalk, Connecticut 06851, as reported in his Amendment No. 24 to Schedule 13G.

(18)

All information regarding Mr. Horrigan is based solely upon Amendment No. 2 to Schedule 13G filed by Mr. Horrigan with the SEC on May 9, 2025, reporting beneficial ownership as of March 31, 2025. Mr. Horrigan reported that he is the beneficial owner of 7,043,303 shares of our Common Stock, consisting of 26,813 shares of our Common Stock owned directly by him over which he has sole voting and dispositive power, 34,634 shares of our Common Stock owned by a family trust of which he is the trustee with sole voting and dispositive power, 5,738,272 shares of our Common Stock owned by a community property trust of which he and his spouse are co-trustees with shared voting and dispositive power, 1,233,584 shares of our Common Stock owned by the Horrigan Family Limited Partnership of which his spouse is the sole general partner with sole voting and dispositive power and over which he may be deemed to have shared voting and dispositive power, and 10,000 shares of our Common Stock owned by a family foundation of which he and his spouse are co-trustees with shared voting and dispositive power but with no pecuniary interest therein. The address for Mr. Horrigan is c/o Silgan Holdings Inc., 601 Merritt 7, Norwalk, Connecticut 06851.

(19)

All information regarding FMR LLC and related parties is based solely upon Amendment No. 4 to Schedule 13G jointly filed by FMR LLC and Abigail P. Johnson with the SEC on February 5, 2026 on behalf of FMR LLC and its direct and indirect subsidiaries and Abigail P. Johnson, reporting beneficial ownership as of December 31, 2025. FMR LLC, on behalf of itself and certain of its subsidiaries, and Abigail P. Johnson reported that (i) FMR LLC and certain of its subsidiaries and Abigail P. Johnson are the beneficial owners of 15,850,200 shares of our Common Stock, (ii) FMR LLC and certain of its subsidiaries have the sole power to vote or direct the vote for 15,844,726 shares of our Common Stock and (iii) FMR LLC and certain of its subsidiaries and Abigail P. Johnson have sole power to dispose or direct the disposition of 15,850,200 shares of our Common Stock. The business address for FMR LLC and Abigail P. Johnson is 245 Summer Street, Boston, Massachusetts 02210, as reported in its Amendment No. 4 to Schedule 13G.

(20)

All information regarding JPMorgan Chase & Co. is based solely upon Amendment No. 2 to Schedule 13G filed by JPMorgan Chase & Co. with the SEC on January 23, 2026 on behalf of itself and certain of its wholly owned subsidiaries, reporting beneficial ownership as of December 31, 2025. JPMorgan Chase & Co. reported that it, along with certain of its subsidiaries, (i) is the beneficial owner of 9,274,096 shares of our Common Stock, (ii) has the sole power to vote or direct the vote for 8,820,866 shares of our Common Stock, (iii) has sole power to dispose or direct the disposition of 9,268,043 shares of our Common Stock and (iv) has shared power to dispose or direct the disposition of 6,052 shares of our Common Stock. The business address for JPMorgan Chase & Co. is 270 Park Avenue, New York, New York 10017, as reported in its Amendment No. 2 to Schedule 13G.

(21)

All information regarding BlackRock, Inc. is based solely upon Amendment No. 7 to Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2024 on behalf of itself and certain of its subsidiaries, reporting beneficial ownership as of December 31, 2023. BlackRock, Inc. reported that it, along with certain of its subsidiaries, (i) is the beneficial owner of 7,025,743 shares of our Common Stock, (ii) has the sole power to vote or direct the vote for 6,854,050 shares of our Common Stock and (iii) has sole power to dispose or direct the disposition of 7,025,743 shares of our Common Stock. The business address for BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001, as reported in its Amendment No. 7 to Schedule 13G.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

General

In this section of this Proxy Statement, we discuss the compensation for our executive officers, and we describe how we compensated our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers in 2025 based on total compensation, or, collectively, our Named Executive Officers. On November 4, 2025, the Board of Directors of the Company appointed Shawn C. Fabry as Executive Vice President and Chief Financial Officer of the Company effective November 6, 2025, succeeding Kimberly I. Ulmer in such position. On the same day, the Board of Directors of the Company appointed Ms. Ulmer as Senior Vice President and Chief Accounting Officer of the Company and Alexander G. Hutter as Senior Vice President, Strategy and Investor Relations of the Company, both effective November 6, 2025. Our Named Executive Officers for the fiscal year ended December 31, 2025 were:

•	Adam J. Greenlee, our Chief Executive Officer and President;

•	Philippe Chevrier, our Executive Vice President and Chief Operating Officer;

•	Frank W. Hogan, III, our Executive Vice President, General Counsel and Secretary;

•	Shawn C. Fabry, our Executive Vice President and Chief Financial Officer since November 6, 2025;

•	Kimberly I. Ulmer, our Senior Vice President and Chief Accounting Officer and, through November 5, 2025, our Chief Financial Officer; and

•	Alexander G. Hutter, our Senior Vice President, Strategy and Investor Relations since November 6, 2025.

Compensation Committee

The Compensation Committee is governed by a written charter approved by the Board of Directors of the Company. Pursuant to the Compensation Committee’s written charter, the Board of Directors of the Company has empowered the Compensation Committee to review and approve matters relating to the compensation of the Chief Executive Officer of the Company and all other executive officers of the Company. Pursuant to its charter, the Compensation Committee is also responsible for administering the Company’s equity compensation plans in which any executive officer of the Company participates (including the Stock Incentive Plan), including making awards and grants under such plans, setting performance goals for awards and grants as applicable under such plans, confirming performance levels as applicable in respect of performance awards made under such plans and interpreting and prescribing rules for administering such plans. The Compensation Committee also oversees and monitors the Company’s compensation policies, practices and programs for executive officers of the Company in light of the compensation philosophy and objectives of the Company. Additionally, the Compensation Committee reviews and makes recommendations to the Board of Directors of the Company relating to the compensation of Directors of the Company.

As required by its charter, the Compensation Committee must review and consider the outcome of any advisory vote of the stockholders of the Company at an annual meeting of stockholders regarding the compensation of the named executive officers of the Company. In addition, the Compensation Committee is required to review and assess the adequacy of its charter annually and recommend any proposed changes to its charter to the Board of Directors of the Company. In carrying out its responsibilities, the Compensation Committee has the authority, in its sole discretion, to retain and obtain advice of compensation consultants, legal counsel and other advisers, and the Company is required to provide funding therefor.

The Compensation Committee is currently comprised of six members, Leigh J. Abramson, William T. Donovan, Brad A. Lich, Shannon Miller, Fiona Cleland Nielsen and Niharika Ramdev. Mr. Abramson is the

Chairperson of the Compensation Committee. As required by its charter, all members of the Compensation Committee are (i) “independent directors” as required under the applicable rules of the NYSE, (ii) “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code, and (iii) “non-employee directors” for purposes of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

In accordance with its charter, the Compensation Committee has reviewed and discussed with the Company’s management this Compensation Discussion and Analysis and has recommended to the Board of Directors of the Company that this Compensation Discussion and Analysis be included in this Proxy Statement. The Compensation Committee has also reviewed and approved the Compensation Committee Report included in this Proxy Statement as required by its charter.

Compensation Philosophy

The Compensation Committee strives to establish a compensation program for the executive officers of the Company that meets the following objectives:

1.	attracts and retains executive officers and provides fair compensation, taking into account responsibilities and the employment markets in which the Company and its subsidiaries compete;

2.	rewards executive officers for achieving the Company’s short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking; and

3.	aligns the interests of the Company’s executive officers and stockholders.

The components of the compensation program for all executive officers of the Company are base salary, annual cash incentive bonus and equity-based compensation consisting of restricted stock units and performance awards of restricted stock units. The Compensation Committee believes that restricted stock units foster more balanced risk taking because they are more closely linked to direct ownership of stock than other forms of equity-based compensation. By including a combination of cash and at-risk equity compensation, the Compensation Committee believes that the Company’s executive compensation program is consistent with its business strategy and does not encourage its executive officers to take excessive risks that might threaten the long- term value of the Company. In addition, executive officers of the Company, other than Mr. Greenlee, our Chief Executive Officer, or CEO, receive other benefits typically provided to officers (such as retirement benefits and medical benefits), as further described below in “—Retirement and Other Benefits.”

2025 Advisory Vote on Compensation of Named Executive Officers

At our annual meeting of stockholders in 2025, pursuant to an advisory vote our stockholders overwhelmingly approved the compensation provided to our Named Executive Officers in 2024, with approximately 97% of the votes cast approving such compensation. The Compensation Committee reviewed and considered the results of the advisory vote of our stockholders in 2025 on the compensation of our Named Executive Officers and did not implement any changes as a result of such advisory vote of our stockholders.

Base Salary

The Compensation Committee endeavors to set base salaries for executive officers that enable the Company to attract and retain such officers and provide fair compensation taking into account relevant employment markets. The base salary for an individual executive officer is targeted such that the total compensation for such person is at a competitive level for individuals with similar responsibilities at manufacturing companies of a similar size, including packaging related companies.

Generally, each executive officer’s salary is reviewed on an annual basis by the Compensation Committee and may be adjusted based on:

(i)	a general increase associated with inflation in the cost of living;

(ii)	a change in the individual’s responsibilities; and

(iii)	changes in competitive pay levels.

In making such determinations for our Named Executive Officers, the Compensation Committee has generally reviewed publicly available compensation data including from the following manufacturing companies: AptarGroup, Inc.; Avery Dennison Corporation; Ball Corporation; Berry Global Group, Inc. (which was acquired in 2025 by Amcor plc); Clearwater Paper Corporation; Crown Holdings, Inc.; Graphic Packaging Holding Company; Greif, Inc.; O-I Glass, Inc.; Packaging Corporation of America; Pactiv Evergreen Inc.; Sealed Air Corporation; Sonoco Products Company; and Sylvamo Corp. Although the Compensation Committee does not use benchmarking to determine any element of compensation, the Compensation Committee believes that it is important from time to time to review compensation information from other appropriate companies to gain a general understanding of the competitiveness of the Company’s compensation program. For all other executive officers of the Company, the Compensation Committee reviews recommendations of the CEO of the Company and other information available to the Compensation Committee. For 2025, the salaries of Messrs. Greenlee, Hogan, Fabry and Hutter and Ms. Ulmer were increased 3.0% based on a general increase associated with inflation in the cost of living. In addition, the salaries of Messrs. Hogan, Fabry and Hutter and Ms. Ulmer were increased an additional 3.2%, 12.4%, 18.4% and 11.3%, respectively, for competitive market purposes. Additionally, on November 6, 2025, the salary of Mr. Fabry was increased from $425,000 to $550,000 in connection with his appointment as Executive Vice President and Chief Financial Officer of the Company and the salary of Mr. Hutter was increased from $375,000 to $450,000 in connection with his appointment as Senior Vice President, Strategy and Investor Relations of the Company.

Annual Cash Bonuses under Incentive Programs

All executive officers of the Company are eligible to receive annual cash bonuses, which are provided to enable the Company to attract and retain such officers and provide fair compensation taking into account responsibilities and relevant employment markets. Additionally, the Compensation Committee uses annual cash bonuses to reward executive officers for achieving the Company’s financial and non-financial goals. Executive officers of the Company are eligible for an annual cash bonus based on a percentage of their annual base salary that is determined generally based on the person’s responsibilities. In addition, the Compensation Committee may provide an executive officer with a cash bonus for a special assignment or in extraordinary circumstances where warranted.

The table below sets forth summary information for 2025 for our Named Executive Officers with regard to the incentive plan or program in which such individual participated, the bonus range, target bonus award and maximum bonus award as a percentage of salary for each such individual, the actual bonus award for each such individual and the actual bonus award as a percentage of salary for each such individual.

2025 Annual Cash Bonuses under Incentive Programs

Name	Name of Plan or Program	Bonus Range as a % of Salary	Target Bonus Award as a % of Salary	Maximum Bonus Award as a % of Salary	Actual Bonus Award ($)	Actual Bonus Award as a % of Salary

Adam J. Greenlee	Senior Executive	0% - 125%	125%	125%	$1,444,575	125%
(Chief Executive Officer and President)	Performance Plan

Philippe Chevrier(1)	Holdings Executive	0% - 75%	75%	75%	$ 481,563	75%
(Executive Vice President and Chief Operating Officer)	Officer Program

Frank W. Hogan, III	Holdings Executive	0% - 75%	75%	75%	$ 487,500	75%
(Executive Vice President, General Counsel and Secretary)	Officer Program

Shawn C. Fabry(2)	Holdings Executive	0% - 50%	50%	50%	$ 42,395	50%
(Executive Vice President and Chief Financial Officer)	Officer Program
	Holdings	0% - 60%	30%	60%	$ 89,996	25.0%
	Officer Program

Kimberly I. Ulmer	Holdings Executive	0% - 75%	75%	75%	$ 450,000	75%
(Senior Vice President and Chief Accounting Officer)	Officer Program

Alexander G. Hutter(3)	Holdings Executive	0% - 50%	50%	50%	$ 34,688	50%
(Senior Vice President, Strategy and Investor Relations)	Officer Program
	Holdings	0% - 60%	30%	60%	$ 75,839	23.9%
	Officer Program

(1)	Mr. Chevrier joined the Company as Executive Vice President and Chief Operating Officer in February 2025.

(2)

Effective November 6, 2025, Mr. Fabry was appointed Executive Vice President and Chief Financial Officer of the Company. In connection with such appointment, Mr. Fabry was approved to participate in the Holdings Executive Officer Program (as defined below) for the period November 6, 2025 through December 31, 2025 with respect to his annual cash bonus, with a target and maximum bonus of 50% of his base salary received in such period. For the period January 1, 2025 through November 5, 2025, Mr. Fabry participated in the Holdings Officer Program (as defined below) with respect to his annual cash bonus, with a target bonus of 30% of his base salary received in such period and a maximum bonus of 60% of his base salary received in such period. For 2025, Mr. Fabry received an aggregate annual cash bonus under the Holdings Executive Officer Program and the Holdings Officer Program as described above of 29.8% of his annual base salary in 2025.

(3)

Effective November 6, 2025, Mr. Hutter was appointed Senior Vice President, Strategy and Investor Relations of the Company. In connection with such appointment, Mr. Hutter was approved to participate in the Holdings Executive Officer Program for the period November 6, 2025 through December 31, 2025 with respect to his annual cash bonus, with a target and maximum bonus of 50% of his base salary received in such period. For the period January 1, 2025 through November 5, 2025, Mr. Hutter participated in the Holdings Officer Program with respect to his annual cash bonus, with a target bonus of 30% of his base salary received in such period and a maximum bonus of 60% of his base salary received in such period. For 2025, Mr. Hutter received an aggregate annual cash bonus under the Holdings Executive Officer Program and the Holdings Officer Program as described above of 28.6% of his annual base salary in 2025.

Annual cash bonuses are paid to Mr. Greenlee under the Company’s Senior Executive Performance Plan, as amended, or the Senior Executive Performance Plan. For 2025, Mr. Greenlee was the only participant in the Senior Executive Performance Plan. Pursuant to the Senior Executive Performance Plan, Mr. Greenlee could be eligible for an annual cash bonus of up to 200% of his annual base salary, with such maximum amount of Mr. Greenlee’s annual target cash bonus being set annually by the Compensation Committee. For 2025, the Compensation Committee evaluated competitive data and approved a maximum annual target cash bonus for Mr. Greenlee of 125% of his annual base salary. In setting the maximum amount of the annual target cash bonus for Mr. Greenlee, the Compensation Committee based its determination on its objective of retaining Mr. Greenlee and providing him with fair overall annual cash compensation taking into account his responsibilities and relevant employment markets. The maximum amount of the annual target cash bonus for Mr. Greenlee was increased by the Compensation Committee from 100% in 2024 to 125% in 2025 based on a review of competitive compensation data by the Compensation Committee in 2024.

For 2025, Messrs. Chevrier and Hogan and Ms. Ulmer and, for the period November 6, 2025 through December 31, 2025, Messrs. Fabry and Hutter participated in a bonus program, or the Holdings Executive Officer Program, which was approved by the Compensation Committee and under which annual cash bonuses were calculated on the same basis as under the Senior Executive Performance Plan. Messrs. Fabry and Hutter were approved to participate in the Holdings Executive Officer Program for the period November 6, 2025 through December 31, 2025 in connection with their appointments as Executive Vice President and Chief Financial Officer and Senior Vice President, Strategy and Investor Relations of the Company, respectively, on November 6, 2025. For 2025, the Compensation Committee approved maximum annual target cash bonuses for each of Messrs. Chevrier and Hogan and Ms. Ulmer in an amount of 75% of their respective annual base salaries and, effective November 6, 2025, maximum annual target cash bonuses for each of Messrs. Fabry and Hutter in an amount of 50% of their respective annual base salaries received for the period November 6, 2025 through December 31, 2025. For the period January 1, 2025 through November 5, 2025, Messrs. Fabry and Hutter participated in the Holdings Officer Program, as further described below.

Under the Senior Executive Performance Plan and the Holdings Executive Officer Program, at the beginning of each year, the Compensation Committee establishes a performance goal and a performance goal target for the Company for that year. Following such year, the Compensation Committee confirms the extent to which the performance goal target for such year was met. If the performance goal target was met, then the participants under this plan and this program would receive the annual target cash bonus for which he was eligible for that year. If the performance goal target was not met, then the participant would receive a pro rata amount of the annual target cash bonus for which he was eligible for that year. For 2025, the performance goal established by the Compensation Committee under this plan and this program was the net income before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from any foreign currency devaluations and other pension income (expense) from U.S. pension plans (Adjusted EBITDA) of the Company, subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures completed during 2025 and unusual gains and unusual losses, and the performance goal target for the annual target cash bonus was the Adjusted EBITDA level of the Company for 2024 ($881.5 million), with the amount of the annual bonus under this plan and this program calculated based on the following formula:

X multiplied by the Company’s Adjusted EBITDA for 2025; with X being equal to a percentage, the numerator of which is the maximum annual target cash bonus for a particular person and the denominator of which is the Company’s Adjusted EBITDA for 2024.

The Company’s Adjusted EBITDA for 2025 was 977.8 million, or 110.9% of the Company’s Adjusted EBITDA for 2024. Therefore, each of Messrs. Greenlee, Chevrier and Hogan and Ms. Ulmer was entitled to an annual cash bonus for 2025 equal to 100% of his or her annual target cash bonus for 2025, or 125%, 75%, 75% and 75% of their annual base salaries in 2025, respectively. In addition, each of Messrs. Fabry and Hutter was entitled to a cash bonus for the period November 6, 2025 through December 31, 2025 equal to 100% of his annual target cash bonus for such period, or 50% of their annual base salaries received for such period.

For 2026, Mr. Greenlee is the only participant in the Senior Executive Performance Plan. Pursuant to the Senior Executive Performance Plan, Mr. Greenlee could be eligible for an annual cash bonus of up to 200% of his annual base salary, with the maximum amount of Mr. Greenlee’s annual target cash bonus being set annually by the Compensation Committee. For 2026, the Compensation Committee evaluated competitive compensation data and approved a maximum annual target cash bonus for Mr. Greenlee of 125% of his annual base salary. In setting the maximum amount of the annual target cash bonus for Mr. Greenlee, the Compensation Committee bases its determination on its objective of retaining Mr. Greenlee and providing him with fair overall annual cash compensation taking into account his responsibilities and relevant employment markets.

For 2026, the Compensation Committee set the performance goal for Mr. Greenlee under the Senior Executive Performance Plan as the Adjusted EBITDA of the Company, subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures completed during 2026 and unusual gains and unusual losses, and the performance goal target for the maximum amount of his annual bonus as the Adjusted EBITDA of the Company in 2025, with the manner for calculating the amount of his annual bonus being the same as in 2025. If the performance goal target is met, then Mr. Greenlee will receive his annual target cash bonus for which he is eligible, or 125% of his annual base salary. If the performance goal target is not met, then Mr. Greenlee will receive a pro rata amount of his annual target cash bonus for which he is eligible. In setting the performance goal under the Senior Executive Performance Plan, the Compensation Committee chose net income before interest, taxes, depreciation and amortization and rationalization charges of the Company because it believes that it is an important and accepted measure of performance of the Company, and the Compensation Committee decided to exclude acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from any foreign currency devaluations and other pension income (expense) for U.S. pension plans from such calculation because such items are generally non-recurring and/or not indicative of the Company’s operating results. For 2026, the Compensation Committee approved an annual cash bonus program for each of Messrs. Chevrier, Hogan, Fabry and Hutter pursuant to which each of them is eligible to receive a maximum annual target cash bonus in an amount of 75%, 75%, 75% and 50%, respectively, of his annual base salary received in 2026, with the amount of such annual cash bonus being calculated on the same basis that an annual cash bonus is calculated for Mr. Greenlee for 2026 under the Senior Executive Performance Plan.

The Compensation Committee has established annual bonus programs applicable to Messrs. Greenlee, Chevrier, Hogan and Fabry, or the Holdings Executives, that are different from the annual cash bonus programs applicable to the other executive officers of the Company because they assist the Compensation Committee in establishing the annual cash bonus programs for the other executive officers of the Company, including setting financial and non-financial goals under such programs and determining whether goals were met under such programs. The Compensation Committee believes it is important that it receive an unbiased view from members of top management in establishing such programs, and believes that the best way to accomplish this objective is to not have those assessing such programs participate in them so that these individuals have no conflict of interest. Additionally, the objectives of the annual cash bonus programs for Messrs. Greenlee, Chevrier, Hogan, Fabry and Hutter are to retain such individuals and provide them with fair overall annual compensation taking into account relevant employment markets, and such programs are not meant primarily as an award for short-term financial performance. The Compensation Committee believes that it is more advantageous for the Company that Messrs. Greenlee, Chevrier, Hogan, Fabry and Hutter focus more on long-term creation of stockholder value rather than short-term goals. Accordingly, the Compensation Committee establishes a performance goal target with respect to annual bonuses payable to Messrs. Greenlee, Chevrier, Hogan, Fabry and Hutter that, although not certain, should be attainable. For 2026, the Compensation Committee approved an annual cash bonus program for Ms. Ulmer pursuant to the Holdings Officer Program, as further described below, and established that she is eligible to receive an annual target cash bonus in an amount of 50% of her annual base salary received in 2026.

For the period January 1, 2025 through November 5, 2025, Messrs. Fabry and Hutter participated in an incentive program for the other officers of the Company located at its corporate office, or the Holdings Officer Program. Annual cash bonuses are paid to participants in the Holdings Officer Program based upon the achievement of a certain financial goal and certain non-financial goals established by the Holdings Executives and reviewed by the Compensation Committee. The Compensation Committee generally believes that a majority of the annual cash bonuses payable under the Holdings Officer Program should be based on a financial goal. The financial goal for the Holdings Officer Program is established at the beginning of the year by the Holdings Executives and reviewed and approved by the Compensation Committee. The remaining portion of annual cash bonuses payable under the Holdings Officer Program is based on non-financial goals established by the Holdings Executives and reviewed by the Compensation Committee. In determining the levels of achievement for the non-financial goals, the Compensation Committee relies upon the subjective evaluation of the Holdings Executives, as well as their own observations and views obtained during the year. Participants in the Holdings Officer Program can receive up to two times their target bonus if financial and non-financial goals are far exceeded. Generally, however, the Compensation Committee is of the view that non-financial goals, by their nature, are extremely hard to attain at a level warranting two times payment of the amount of the target bonus applicable to such non-financial goals, and therefore realistically participants can expect to receive generally between approximately 50% and 150% of the amount of their target bonus applicable to such non-financial goals.

Under the Holdings Officer Program, as approved by the Compensation Committee, each of Messrs. Fabry and Hutter was eligible for a target bonus of 30% of his annual salary received for the period January 1, 2025 through November 5, 2025. The Compensation Committee approved 75% of each of Messrs. Fabry’s and Hutter’s target bonus of 30% of his salary received for the period January 1, 2025 through November 5, 2025, or 22.5% of his salary received for the period January 1, 2025 through November 5, 2025, being based upon the achievement of a financial goal by the Company for 2025 and 25% of each of Messrs. Fabry’s and Hutter’s target bonus of 30% of his annual salary, or 7.5% of his salary received for the period January 1, 2025 through November 5, 2025, being based upon the achievement of non-financial goals for 2025. The financial goal for the Company for 2025, as approved by the Compensation Committee, was its 2025 budgeted net income before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements, the impact from any foreign currency devaluations, costs attributed to announced acquisitions, other pension income (expense) for U.S. pension plans and acquired intangible asset amortization expense and subject to further adjustment as determined by the Compensation Committee for unusual gains, unusual losses, unusual business impacts and acquisitions and/or divestitures completed during 2025 (Adjusted EBIT). The budgeted Adjusted EBIT for 2025 of the Company was compared to the actual Adjusted EBIT for 2025 of the Company. If the actual Adjusted EBIT of the Company for 2025 was between 96% and 104% of the budgeted Adjusted EBIT of the Company for 2025, then each of Messrs. Fabry and Hutter would have been entitled to 100% of the portion of his bonus payable based upon the achievement of a financial goal (i.e., 22.5% of his salary received for the period January 1, 2025 through November 5, 2025). If the actual Adjusted EBIT of the Company for 2025 was less than 96% (but more than 88%) or greater than 104% (up to 112%) of the budgeted Adjusted EBIT for 2025, then each of Messrs. Fabry’s and Hutter’s bonus would have been adjusted on a pro rata basis on a sliding scale based on the chart below, as follows:

Percentage of Financial Goal Achieved	Percentage of Annual Salary to be Paid as a Bonus Based on Achievement of Financial Goal

88%	0%
92%	7.5%
96%	22.5%
100%	22.5%
104%	22.5%
112%	30%

The non-financial goals under the Holdings Officer Program for 2025, as approved by the Compensation Committee, consisted of certain corporate initiatives and certain other initiatives for corporate development, finance, tax, legal and investor relations. For the portion of each of Messrs. Fabry’s and Hutter’s bonus payable based upon non-financial goals (i.e., 25% of his target bonus of 30% of his salary received for the period January 1, 2025 through November 5, 2025, or 7.5% of his salary received for the period January 1, 2025 through November 5, 2025), the Holdings Executives determined the percentage (based on 100%) that such non-financial goals were met and recommended such percentage to the Compensation Committee for their approval. The approved percentage is then multiplied by such portion of the target bonus payable based upon non-financial goals and such amount is added to the amount of the bonus payable for the financial goal to determine the total bonus payable for 2025.

In 2025, the Company achieved 93.4% of its budgeted Adjusted EBIT, and Messrs. Fabry and Hutter achieved 132% and 117% of his non-financial goals, respectively.

Based on the foregoing, the bonus amount payable to Mr. Fabry under the Holdings Officer Program for the period January 1, 2025 through November 5, 2025 based upon the achievement of a financial goal by the Company in 2025 was 15.1% of his salary received for the period January 1, 2025 through November 5, 2025 in accordance with the chart above. The bonus amount payable to Mr. Fabry under the Holdings Officer Program for the period January 1, 2025 through November 5, 2025 based upon the achievement of non-financial goals in 2025 was 9.9% of his salary received for the period January 1, 2025 through November 5, 2025, calculated as follows:

132% x 7.5% = 9.9%

Therefore, Mr. Fabry’s bonus under the Holdings Officer Program for the period January 1, 2025 through November 5, 2025 was the sum of the percentage payable for the financial goal and the percentage payable for the non-financial goals, or 25.0% (15.1% plus 9.9%) of his salary received for the period January 1, 2025 through November 5, 2025 (which equates to approximately 83.45% of his target bonus of 30% of his annual salary received for the period January 1, 2025 through November 5, 2025). On a combined basis, for 2025 Mr. Fabry received an aggregate annual cash bonus under the Holdings Executive Officer Program and Holdings Officer Program as described above of 29.8% of his annual base salary in 2025.

Based on the foregoing, the bonus amount payable to Mr. Hutter under the Holdings Officer Program for the period January 1, 2025 through November 5, 2025 based upon the achievement of a financial goal by the Company in 2025 was 15.1% of his salary received for the period January 1, 2025 through November 5, 2025 in accordance with the chart above. The bonus amount payable to Mr. Hutter under the Holdings Officer Program for the period January 1, 2025 through November 5, 2025 based upon the achievement of non-financial goals in 2025 was 8.8% of his salary received for the period January 1, 2025 through November 5, 2025, calculated as follows:

117% x 7.5% = 8.8%

Therefore, Mr. Hutter’s bonus under the Holdings Officer Program for the period January 1, 2025 through November 5, 2025 was the sum of the percentage payable for the financial goal and the percentage payable for the non-financial goals, or 23.9% (15.1% plus 8.8%) of his salary received for the period January 1, 2025 through November 5, 2025 (which equates to approximately 79.70% of his target bonus of 30% of his annual salary received for the period January 1, 2025 through November 5, 2025). On a combined basis, for 2025 Mr. Hutter received an aggregate annual cash bonus under the Holdings Executive Officer Program and Holdings Officer Program as described above of 28.6% of his annual base salary in 2025.

Annual cash bonuses are paid to participants in the incentive programs of the Company’s business operations based upon the achievement of certain financial goals and non-financial goals. Participants in those programs are viewed on a team basis for purposes of annual cash bonuses and establishing financial and non-financial goals. The Compensation Committee generally believes that a majority of the annual cash bonuses payable to managers of the Company’s business operations should be based on a financial goal. The financial goals for the Company’s business operations for a given year are established at the beginning of such year by the Holdings Executives and reviewed by the Compensation Committee. The remaining portion of the annual cash bonuses for the managers of the Company’s business operations is based upon non-financial goals. Such non-financial goals for each of the Company’s business operations for a given year are established at the beginning of the year by the Holdings Executives in conjunction with the managers of such business operations and reviewed by the Compensation Committee. Such non-financial goals are generally items that both the Holdings Executives and the managers of the particular business operation desire additional attention during the year. In determining levels of achievement for non-financial goals, the Compensation Committee relies upon the subjective evaluations of the Holdings Executives, as well as their own observations of the Company’s business operations obtained from the reports given by the managers of such business operations at regular quarterly meetings of the Board of Directors of the Company. Participants in the incentive programs of the Company’s business operations can receive up to two times their target bonus amount if financial and non-financial goals of the applicable business operations are far exceeded. Generally, however, the Compensation Committee is of the view that non-financial goals, by their nature, are extremely hard to attain at a level warranting two times payment of the amount of the target bonus applicable to such non-financial goals, and therefore realistically participants can expect to receive generally between approximately 50% and 150% of the amount of their target bonus applicable to such non-financial goals.

Equity Based Compensation

The Compensation Committee provides equity based compensation to executive officers of the Company and its subsidiaries through awards that achieve the Compensation Committee’s objectives of attracting and retaining officers and other key employees and aligning their interests with those of the stockholders of the Company. The purpose of the Company’s equity based compensation plans (including the Stock Incentive Plan), or the Plans, is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging the attraction and retention of directors and officers and other key employees and (ii) linking directors and officers and other key employees of the Company directly to stockholder interests through stock ownership and appreciation.

The Compensation Committee is responsible for administering the Plans, including determining recipients of awards, approving awards, setting the terms and conditions of awards, and interpreting and prescribing rules for administering the Plans. The Stock Incentive Plan allows the Compensation Committee to grant awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards.

From 2005 to 2025, the Compensation Committee granted only restricted stock units and performance awards for restricted stock units under the Plans. At this time, the Compensation Committee has determined to grant only restricted stock units and performance awards for restricted stock units because it believes that restricted stock units are more closely linked to ownership of stock as compared to stock options and stock appreciation rights, thereby aligning the interests of award recipients more closely with those of our stockholders.

Under the Plans, the Compensation Committee generally granted (i) restricted stock units to newly hired individuals (including from acquisitions) and to individuals who are promoted and (ii) performance awards annually to current officers and other key employees, all as described below. In addition, the Compensation Committee may grant awards under the Plans to officers and other key employees of the Company and its subsidiaries at other times and for other purposes.

To attract new officers and other key employees (including from acquisitions), the Compensation Committee will grant restricted stock units to such new individuals, which generally will vest ratably over a five-year period or all at once in a single installment at least one year from the date of grant. The number of restricted stock units that are granted to an individual will be determined by the Compensation Committee generally on the basis of what it believes is necessary to hire and retain such individual, taking into account the salary and bonus offered to such individual and the total nominal value of such restricted stock units. The Compensation Committee may also grant restricted stock units during the course of the year to officers who are promoted, largely on the basis of the nominal value of unvested restricted stock units of such individuals as compared to a targeted multiple of such individual’s new annual base salary. The primary purpose of such equity awards is retention of the individual, and therefore these restricted stock units will generally vest ratably over a five-year period. Typically, the Compensation Committee makes grants to newly hired or promoted individuals on only up to one business day during a fiscal quarter, generally at a regularly scheduled meeting of the Compensation Committee which generally follows the issuance by the Company of its quarterly earnings release. As a result, the general practice of the Compensation Committee is to make grants on up to four dates during each year and, in addition, as applicable, in connection with certain acquisitions. The Compensation Committee does not grant awards under the Plans in anticipation of the release of material, nonpublic information or time the release of material, nonpublic information based on award grant dates.

Additionally, to retain current officers and other key employees, the Compensation Committee annually reviews the nominal value of unvested restricted stock units of such persons. For each officer and other key employee of the Company, the Compensation Committee targets a multiple of such person’s annual base salary (plus, in the case of the CEO, targeted annual bonus) as the level of the nominal value of unvested restricted stock units for each such person. The multiple for each individual is determined on the basis of the individual’s anticipated long-term contribution to the Company. Within the first ninety days of each year, the Compensation Committee will fix and establish performance criteria for that year for potential grants of performance awards of restricted stock units in the following year. The minimum level of performance required to be attained for grants to be made in the following year is set by the Compensation Committee at a level that, although not certain, should be attainable because the primary purpose of these grants is retention. For grants made in 2025, the Compensation Committee established in February 2024 the Company’s Adjusted EBITDA, subject to adjustment as determined by the Compensation Committee for unusual items and acquisitions and divestitures completed in 2024, as the performance criteria and the minimum level of performance by the Company for 2024 as 75% of the Company’s Adjusted EBITDA level in 2023. At the time the performance criteria is set for a particular year, the Compensation Committee approves a maximum number of restricted stock units that may be granted to each individual in the following year if the Company attains the minimum level of performance. Then, following the end of a particular year, if the Company attains the minimum level of performance for that year, the Compensation Committee will review the nominal value of the unvested restricted stock units previously granted to an individual and compare this to the individual’s target multiple of salary (plus, in the case of the CEO, bonus). For 2025, the target multiple for Mr. Greenlee was three times his salary and bonus. For 2025, the target multiple for each of Messrs. Chevrier, Hogan, Fabry and Hutter and Ms. Ulmer was three times such person’s salary. Generally, at its regularly scheduled meeting during the first quarter, the Compensation Committee will then consider performance awards of restricted stock units to individuals whose aggregate nominal value of unvested restricted stock units is less than their target multiple of salary (plus, in the case of the CEO, bonus) so that the total nominal value of unvested restricted stock units approximates their target multiple of salary (plus, in the case of the CEO, bonus). Any such restricted stock units so granted will generally vest ratably over a five-year period. In 2025, Messrs. Greenlee, Chevrier, Hogan, Fabry and Hutter and Ms. Ulmer were granted performance awards for 70,700, 42,000, 16,900, 11,400, 10,500 and 16,900 restricted stock units, respectively, on the basis described in this paragraph, since the Company achieved the minimum level of performance established by the Compensation Committee for such grants.

In addition to the performance awards granted annually as described in the paragraph above, the Compensation Committee has granted performance awards for restricted stock units from time to time to Messrs. Greenlee, Chevrier, Hogan, Fabry and Hutter and Ms. Ulmer to supplement their total compensation. These grants generally vest ratably over a period of at least three years from the date of grant or all at once in a single installment at least three years from the date of grant. The primary purpose of these grants is to provide additional long-term compensation to such executive officers to keep them at competitive compensation levels and to do so in a manner that further augments the retention of such executive officers. These grants have been subject to the attainment of performance criteria as established by the Compensation Committee and are forfeitable in the event the Company does not attain such performance criteria. The performance criteria for such grants has generally been the Adjusted EBITDA of the Company for the year of or following such grant, subject to adjustments as determined by the Compensation Committee for unusual items and acquisitions or divestures completed in the applicable year, and the minimum level of performance required for such grant has been 75% of the Company’s prior year Adjusted EBITDA level. In May 2023, on the basis described in this paragraph, Messrs. Greenlee and Hogan and Ms. Ulmer were granted performance awards for 70,000, 10,500 and 25,000 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for these grants, vest ratably over a three year period beginning March 1, 2024. In March 2024, on the basis described in this paragraph, Messrs. Greenlee and Hogan and Ms. Ulmer were granted performance awards for 66,000, 17,000 and 6,500 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for 2024, vest ratably over a three year period from the date of grant. In March 2025, on the basis described in this paragraph, Messrs. Greenlee, Chevrier and Hogan and Ms. Ulmer were granted performance awards for 105,000, 48,000, 8,800 and 9,200 restricted stock units, respectively, which, since the Company attained the applicable performance criteria for 2025, vest ratably over a three year period beginning March 1, 2026. In March 2025, on the basis described in this paragraph, Messrs. Fabry and Hutter were each granted performance awards for 25,000 restricted stock units, which, since the Company attained the applicable performance criteria for 2025, vest all at once on March 1, 2030. The Compensation Committee views all these performance awards as additional compensation for the applicable individual spread evenly over the entire vesting period, rather than being entirely allocated to the year of grant (as required under SEC reporting rules).

For example, in the case of Mr. Greenlee, the Compensation Committee views the compensation attributable to the performance award of 70,000 restricted stock units granted to him on May 30, 2023 over the three-year vesting period of such performance award, the compensation attributable to the performance award of 66,000 restricted stock units granted to him on March 1, 2024 over the three-year vesting period of such performance award, and the compensation attributable to the performance award of 105,000 restricted stock units granted to him on March 1, 2025 over the three-year vesting period of such performance award. Therefore, the Compensation Committee allocates the compensation attributable to such awards equally over each year of the applicable vesting period as opposed to all in one year as the Summary Compensation Table requires. Accordingly, the Compensation Committee views the performance award of 70,000 restricted stock units granted to Mr. Greenlee on May 30, 2023 as additional compensation annually of $1,079,750 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the three-year vesting period of such performance award, the performance award of 66,000 restricted stock units granted to Mr. Greenlee on March 1, 2024 as additional compensation annually of $965,910 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the three-year vesting period of such performance award, and the performance award of 105,000 restricted stock units granted to Mr. Greenlee on March 1, 2025 as additional compensation annually of $1,890,000 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over the three-year vesting period of such performance award, in each case in contrast to the total amount being recognized all in one year as required in the Summary Compensation Table.

Restricted stock units granted under the Plans carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests. Such dividend equivalents for a restricted stock unit are accrued as dividends and are paid to the individual only upon the vesting of such restricted stock unit. The Compensation Committee added dividend equivalent rights to restricted stock units to further align the interests of officers and other key employees of the Company and its subsidiaries with those of the stockholders of the Company.

Stock Ownership Guidelines

The Company adopted stock ownership guidelines applicable to our Directors at five times the $110,000 annual cash retainer payable to Directors, our CEO at six times our CEO’s annual base salary, our other Named Executive Officers at three times his or her annual base salary and our other executive officers at one times his or her annual base salary. These guidelines apply to all equity holdings and are subject to a transition period of five years for newly elected Directors and executive officers.

Trading Policy
The Company has adopted a general trading restrictions policy applicable to all directors, officers and employees of the Company and its subsidiaries that prohibits trading in any securities of the Company while in possession of material, non-public
information. The Company also adopted an additional trading restrictions policy applicable to directors and officers of the Company and its subsidiaries that prohibits them from engaging in any transaction in the Company’s securities outside of a trading window prescribed by the Company without the approval of the General Counsel of the Company. The Company’s trading restrictions policy has been reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of the Company’s trading restrictions policy was filed as Exhibit 19 to the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2024.
Anti-Hedging and Anti-Pledging Policy
The Company has adopted an anti-hedging and anti-pledging policy applicable to our Board of Directors and officers of the Company and subsidiaries of the Company. This policy prohibits members of our Board of Directors and officers of the Company and any subsidiary of the Company from directly or indirectly purchasing any financial instrument or engaging in any transaction (such as puts, calls, options, swaps, exchange funds, other derivative securities, collars, forward contracts, short sales or other similar monetization transactions) with respect to any equity securities of the Company held directly or indirectly by any such person (including equity securities granted as compensation), the purpose, effect or design of which is to hedge or offset any decrease in market value of the equity securities of the Company. In addition, the policy prohibits members of our Board of Directors and officers of the Company and any subsidiary of the Company from purchasing any equity securities of the Company on margin, holding any equity securities of the Company in an account on which any borrowing is outstanding, borrowing against
any equity securities of the Company on margin, or pledging or borrowing against any equity securities of the Company as collateral for any loan of any kind.
Clawback Policy
In June 2023, the SEC approved the NYSE’s proposed listing standards to implement the SEC’s clawback rule adopted pursuant to the requirements of Section 954 of the Dodd-Frank Act. The listing standards required all NYSE listed companies to adopt a clawback policy that applies to its executive officers by December 1, 2023. Accordingly, on November 1, 2023, our Board of Directors approved a Clawback Policy in compliance with such requirements. The Compensation Committee is responsible for administering the Clawback Policy. Subject to limited permitted exceptions, the Clawback Policy requires the Company to recover from our executive officers erroneously awarded incentive compensation received by them, in the event of an accounting restatement of our financial statements due to material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the period or left uncorrected in the period. Incentive compensation that was received during the three fiscal years preceding the restatement, beginning on or after October 2, 2023, is subject to recovery under our Clawback Policy. A copy of our Clawback Policy was filed as Exhibit 97 to the Company’s Annual Report on Form
10-K
for the fiscal year ended December 31, 2023.

Retirement and Other Benefits

The Company also provides pension benefits to certain of its longer tenured executive officers and 401(k), supplemental retirement, medical, disability, life insurance and other benefits to most of its executive officers for purposes of retention.

The Company does not provide retirement benefits to Messrs. Greenlee and Chevrier or certain other benefits to Mr. Greenlee. Messrs. Greenlee and Chevrier are eligible for group term life insurance benefits on the same general basis as all other U.S. employees of the Company and its subsidiaries and can make elective contributions to the 401(k) plan but do not receive any matching contributions from the Company. Additionally, Mr. Greenlee can participate in the medical benefits provided he pays 100% of his premiums. This approach allows them to provide unbiased assistance to the Compensation Committee in its oversight and review of these benefits.

Each of Messrs. Hogan, Fabry and Hutter and Ms. Ulmer are eligible to participate in (i) the Silgan Containers Retirement Savings Plan, or the Silgan Containers 401(k) Plan (a 401(k) plan intended to be qualified under Section 401(a) of the Code, in which individuals can elect to participate and which provides for matching contributions), (ii) the Silgan Containers Supplemental Executive Retirement Plan, as amended, or the Silgan Containers Supplemental Plan (a non-qualified defined contribution plan that provides for contributions on behalf of participating individuals which are intended to make up for benefits not payable under the pension and 401(k) plans because of limits imposed by the Code), and (iii) medical benefits and group life insurance benefits generally available to all salaried employees of the Company and Silgan Containers on the same basis as they are available to all other salaried employees of the Company and Silgan Containers. In addition, Mr. Hogan and Ms. Ulmer participate in the Silgan Containers Pension Plan for Salaried Employees, or the Silgan Containers Pension Plan, a defined benefit plan intended to be qualified under Section 401(a) of the Code, which has been closed to new participants since January 1, 2007.

Perquisites and Other Personal Benefits

Generally, the Company does not provide its executive officers with any perquisites or other personal benefits.

Employment Agreements

Mr. Greenlee is entitled to a severance benefit, as provided in an employment letter from the Company dated October 1, 2007, if his employment is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current maximum bonus amount payable to him as previously approved by the Compensation Committee.

Mr. Chevrier is entitled to a severance benefit, as provided in an officer agreement with the Company, dated February 3, 2025, if his employment is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current target bonus amount payable to him as previously approved by the Compensation Committee.

Mr. Fabry is entitled to a severance benefit, as provided in an officer agreement with the Company, dated August 1, 2023, if his employment is terminated by the Company without cause, in an amount equal to the sum of (i) his then current annual salary plus (ii) his annual bonus, calculated at the then current target bonus amount payable to him as previously approved by the Compensation Committee.

Mr. Hutter is entitled to a severance benefit, as provided in an officer agreement with the Company, dated November 6, 2025, if his employment is terminated by the Company without cause, in an amount equal to his then current annual salary.

Tax Deductibility of Incentive Compensation

As a general matter, the Compensation Committee intends to design a compensation program for the executive officers of the Company that meets the objectives set forth above, even if such compensation is not fully deductible by the Company for federal income tax purposes. For the year ended December 31, 2025, Section 162(m) of the Code limited the Company’s deduction to $1 million for annual compensation paid to our Named Executive Officers that are considered “covered employees”, as defined in Section 162(m) of the Code. While the Compensation Committee considers tax implications to the Company as factors when designing our executive compensation program, they are not the only factors considered as important in our executive compensation program. In addition, the Compensation Committee reserves the right to establish compensation arrangements that may not be fully tax deductible under the Code or other applicable tax laws.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the section of this Proxy Statement titled “Compensation Discussion and Analysis” with management of the Company. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors of the Company that the “Compensation Discussion and Analysis” be included in the Proxy Statement of the Company for its 2026 annual meeting of stockholders.

By the Compensation Committee of the Board of Directors: Leigh J. Abramson William T. Donovan Brad A. Lich Shannon Miller Fiona Cleland Nielsen Niharika Ramdev

Summary Compensation Table

The table below summarizes the total compensation for the fiscal years ended December 31, 2025, 2024 and 2023 paid to or earned by our Named Executive Officers, consisting of those individuals who served as Chief Executive Officer or Chief Financial Officer of the Company during 2025 and the three most highly compensated executive officers of the Company for 2025 (other than those who served as CEO or CFO during 2025).

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Non-qualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(3)

Adam J. Greenlee (Chief Executive Officer and President)	2025 2024 2023	$1,155,660 $1,122,000 $1,100,000	$0 $0 $0	$9,487,800 $4,864,674 $3,239,250	$0 $0 $0	$1,444,575 $1,122,000 $ 550,000	$0 $0 $0	$ 141,199 $ 101,673 $ 77,455	$12,229,234 $ 7,210,347 $ 4,966,705

Philippe Chevrier(7) (Executive Vice President and Chief Operating Officer)	2025	$ 642,083	$0	$4,860,000	$0	$ 481,563	$0	$1,025,224	$ 7,008,870

Frank W. Hogan, III (Executive Vice President, General Counsel and Secretary)	2025 2024 2023	$ 650,000 $ 612,000 $ 600,000	$0 $100,000 $0	$1,387,800 $1,378,617 $ 786,675	$0 $0 $0	$ 487,500 $ 459,000 $ 225,000	$180,967 $110,246 $143,201	$ 81,041 $ 63,971 $ 105,973	$ 2,787,308 $ 2,723,834 $ 1,860,849

Shawn C. Fabry(8) (Executive Vice President and Chief Financial Officer)	2025	$ 444,271	$0	$1,965,600	$0	$ 132,391	$0	$ 624,369	$ 3,166,631

Kimberly I. Ulmer(8) (Senior Vice President and Chief Accounting Officer and former Chief Financial Officer)	2025 2024 2023	$ 600,000 $ 525,000 $ 455,817	$0 $0 $ 45,000	$1,409,400 $ 957,129 $1,272,563	$0 $0	$ 450,000 $ 268,748 $0	$ 99,804 $ 41,717 $ 69,216	$ 143,205 $ 94,114 $ 33,743	$ 2,702,409 $ 1,886,708 $ 1,876,339

Alexander G. Hutter(9) (Senior Vice President, Strategy and Investor Relations)	2025	$ 386,563	$0	$1,917,000	$0	$ 110,527	$0	$ 15,034	$ 2,429,124

(1)

Bonuses for such years were paid under applicable incentive programs of the Company and are included in column (g), except as described in the following two sentences. For 2024, the Compensation Committee awarded Mr. Hogan an additional discretionary cash bonus in recognition of his extraordinary contributions to the Company in 2024, including with respect to the Company’s acquisition of Weener Plastics Holding B.V., or Weener Packaging, in 2024, which amount is included in column (d). For 2023, the Compensation Committee awarded Ms. Ulmer a discretionary cash bonus in recognition of her contributions to the Company in 2023, which amount is included in column (d).

(2)

The amounts in column (e) reflect the grant date fair value of restricted stock units (representing the right to receive shares of Common Stock upon vesting) granted during the applicable year pursuant to and under the Plans. The grant date fair value of such restricted stock units for any individual was calculated by multiplying the average of the high and low sales prices of a share of our Common Stock on the grant date of such restricted stock units for any individual by the number of restricted stock units granted to such individual on such grant date in accordance with FASB ASC Topic 718.

(3)

The amounts in column (e) consist of amounts attributable to (i) performance awards of restricted stock units granted annually for retention purposes that vest ratably over the applicable vesting period which is generally five years and (ii) performance awards of restricted stock units, or Supplemental Stock Awards, which are granted to certain officers of the Company and its subsidiaries to supplement their total compensation and which vest either ratably over a three year period from the date of grant or all at once in a single installment at least three years from the date of grant, in each case if the applicable performance criteria is attained. The amounts in columns (e) and (j) for each of 2025, 2024 and 2023 for Messrs. Greenlee and Hogan and Ms. Ulmer and for 2025 for Messrs. Chevrier, Fabry and Hutter include the full amounts attributable to a Supplemental Stock Award granted to each of them in such years. Such Supplemental Stock Awards are made to certain officers of the Company and its subsidiaries to supplement their total compensation to keep them at competitive compensation levels and in a manner that further augments their retention, and the Compensation Committee views these Supplemental Stock Awards as additional compensation for the applicable individual spread evenly over the entire vesting period. For example, in the case of Mr. Greenlee, the Compensation Committee views the compensation attributable to the Supplemental Stock Award of 105,000 restricted stock units granted to him on March 1, 2025 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period starting March 1, 2026. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $1,890,000 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $5,670,000 being included only in 2025 as reflected in columns (e) and (j). On the same basis as described above, the Compensation Committee had allocated the compensation attributable to the Supplemental Stock Award of 66,000 restricted stock units granted to Mr. Greenlee on March 1, 2024 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period starting March 1, 2025. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $965,910 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $2,897,730 being included only in 2024 as reflected in columns (e) and (j). On the same basis as described above, the Compensation Committee had allocated the compensation attributable to the Supplemental Stock Award of 70,000 restricted stock units granted to him on May 30, 2023 over the three-year vesting period, since this Supplemental Stock Award vests ratably over a three year period starting March 1, 2024. Accordingly, the Compensation Committee views such Supplemental Stock Award as additional compensation annually of $1,079,750 (using the grant date fair value used in the Summary Compensation Table) for Mr. Greenlee over such three-year vesting period, in contrast to the total compensation attributable to such Supplemental Stock Award of $3,239,250 being included only in 2023 as reflected in columns (e) and (j). For further information on such Supplemental Stock Awards, you should read the section in this Proxy Statement titled “Executive Compensation—Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period,” and for further information on equity based compensation provided by the Company, you should read the section in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation.”

(4)

The amounts in column (g) consist of annual cash bonuses earned in such year and paid in the following year under applicable incentive programs of the Company. For 2025, the annual cash bonus for Mr. Greenlee was paid pursuant to the Senior Executive Performance Plan, and the annual cash bonuses for Messrs. Chevrier and Hogan and Ms. Ulmer were paid pursuant to the Holdings Executive Officer Program. The annual cash bonuses for Messrs. Fabry and Hutter for 2025 were paid pursuant to the Holdings Officer Program for the period January 1, 2025 through November 5, 2025 and pursuant to the Holdings Executive Officer Program for the period November 6, 2025 through December 31, 2025. An explanation as to how annual cash bonuses were calculated under such plan and programs is set forth in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.”

(5)

The amounts in column (h) represent the actuarial increase in the present value of the Named Executive Officer’s benefits under the applicable pension plan. The Company does not provide above-market or preferential earnings on amounts of any Named Executive Officer under any non-qualified plan.

(6)

In the case of Mr. Greenlee, the amounts in column (i) consist of payments to him of $138,577 in 2025, $99,051 in 2024 and $74,833 in 2023 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $2,622 for each of 2025, 2024 and 2023. In the case of Mr. Chevrier, the amount in column (i) consists of payments to him in the aggregate amount of $1,023,476 for 2025 for relocation benefits and reimbursement of relocation expenses and the dollar value of group term life insurance premiums paid on his behalf in the amount of $1,748 in 2025. In the case of Mr. Hogan, the amounts in column (i) include contributions by the Company for him in the amount of $25,770 for 2025, $14,760 for 2024 and $56,907 for 2023 to the grantor trust for the Silgan Containers Supplemental Plan and in the amount of $10,500 for 2025, $10,350 for 2024 and $9,900 for 2023 to the grantor trust for the Silgan Containers 401(k) Plan. In addition, the amounts in column (i) for Mr. Hogan also include payments to him of $30,674 in 2025, $31,986 in 2024 and $32,434 in 2023 for dividend equivalents in respect of restricted stock units that vested in such years and the dollar value of group term life insurance premiums paid on his behalf in the amount of $14,097 for 2025, $6,875 for 2024 and $6,732 for 2023. In the case of Mr. Fabry, the amount in column (i) includes contributions by the Company for him in the amount of $9,077 for 2025 to the grantor trust for the Silgan Containers Supplemental Plan and in the amount of $21,000 for 2025 to the grantor trust for the Silgan Containers 401(k) Plan. In addition, the amount in column (i) for Mr. Fabry also includes payments to him of $6,850 in 2025 for dividend equivalents in respect of restricted stock units that vested in such year and of the aggregate amount of $586,327 for 2025 for relocation benefits and reimbursement of relocation expenses and the dollar value of group term life insurance premiums paid on his behalf in the amount of $1,115 for 2025. In the case of Ms. Ulmer, the amounts in column (i) include contributions by the Company for her in the amount of $104,387 for 2025, $67,379 for 2024 and $13,189 for 2023 to the grantor trust for the Silgan Containers Supplemental Plan and in the amount of $10,500 for 2025, $6,600 for 2024 and $6,296 for 2023 to the grantor trust for the Silgan Containers 401(k) Plan. In addition, the amounts in column (i) for Ms. Ulmer also include payments to her of $23,932 in 2025, $16,327 in 2024 and $11,103 in 2023 for dividend equivalents in respect of restricted stock units that vested in such year and the dollar value of group term life insurance premiums paid on her behalf in the amount of $4,386 for 2025, $3,808 for 2024 and $3,155 for 2023. In the case of Mr. Hutter, the amount in column (i) includes contributions by the Company for him in the amount of $8,750 for 2025 to the grantor trust for the Silgan Containers 401(k) Plan. In addition, the amount in column (i) for Mr. Hutter also includes a payment to him of $5,646 in 2025 for dividend equivalents in respect of restricted stock units that vested in such year and the dollar value of group term life insurance premiums paid on his behalf in the amount of $638 for 2025.

(7)	Mr. Chevrier joined the Company as Executive Vice President and Chief Operating Officer in February 2025.

(8)

On November 4, 2025, the Board of Directors of the Company appointed Mr. Fabry as Executive Vice President and Chief Financial Officer of the Company, effective November 6, 2025, succeeding Ms. Ulmer as Chief Financial Officer of the Company. In 2025, Ms. Ulmer served as Chief Financial Officer of the Company from January 1, 2025 through November 5, 2025 and was appointed Chief Accounting Officer of the Company, effective November 6, 2025. Since Mr. Fabry was appointed Chief Financial Officer of the Company on November 6, 2025 and was therefore a Named Executive Officer for the first time in 2025, compensation information for him for 2024 and 2023 is not required to be presented.

(9)

On November 4, 2025, the Board of Directors of the Company appointed Mr. Hutter as Senior Vice President, Strategy and Investor Relations of the Company, effective November 6, 2025. Since Mr. Hutter was determined to be a Named Executive Officer for the first time in 2025, compensation information for him for 2024 and 2023 is not required to be presented.

Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period

The following table, which is not required under the SEC’s rules and is not a substitute for any of the tables required under the SEC’s rules, provides an alternative presentation of the total compensation of our Named Executive Officers by adjusting the total compensation amounts in column (j) of the Summary Compensation Table to reflect the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards. The amounts in the column titled “Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period” consist of the total of columns (c), (d), (e), (f), (g), (h) and (i) of the Summary Compensation Table for the corresponding year, with the amount in column (e) for stock awards being adjusted in respect of Supplemental Stock Awards to include compensation attributable to such Supplemental Stock Awards spread evenly over the entire vesting period of such Supplemental Stock Awards. This presentation is consistent with the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards, in contrast to including the full amounts of the compensation attributable to such Supplemental Stock Awards in the year of grant as reflected in columns (e) and (j) of the Summary Compensation Table. For further information on equity based compensation provided by the Company, you should read the sections in this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation” and “Executive Compensation—Summary Compensation Table.”

(a)	(b)	(c)	(d)
Name and Principal Position	Year	Total Compensation from Column (j) of the Summary Compensation Table($)	Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period($)

Adam J. Greenlee	2025	$12,229,234	$10,843,983
(Chief Executive Officer and President)	2024	$ 7,210,347	$ 7,455,877
	2023	$ 4,966,705	$ 4,219,401

Philippe Chevrier	2025	$ 7,008,870	$ 5,141,210
(Executive Vice President and Chief Operating Officer)

Frank W. Hogan, III	2025	$ 2,787,308	$ 2,877,995
(Executive Vice President, General Counsel and Secretary)	2024	$ 2,723,834	$ 2,509,905
	2023	$ 1,860,849	$ 1,817,340

Shawn C. Fabry(1)	2025	$ 3,166,631	$ 2,042,987
(Executive Vice President and Chief Financial Officer)

Kimberly I. Ulmer(1)	2025	$ 2,702,409	$ 2,825,193
(Senior Vice President and Chief Accounting Officer)	2024	$ 1,886,708	$ 2,066,701
	2023	$ 1,876,339	$ 1,042,753

Alexander G. Hutter	2025	$ 2,429,124	$ 1,305,480
(Senior Vice President, Strategy and Investor Relations)

(1)

On November 4, 2025, the Board of Directors of the Company appointed Mr. Fabry as Executive Vice President and Chief Financial Officer of the Company, effective November 6, 2025, succeeding Ms. Ulmer as Chief Financial Officer of the Company. In 2025, Ms. Ulmer served as Chief Financial Officer of the Company from January 1, 2025 through November 5, 2025 and was appointed Chief Accounting Officer of the Company, effective November 6, 2025.

Grants of Plan Based Awards

The following table provides information concerning each grant of an award made to our Named Executive Officers in the fiscal year ended December 31, 2025 under any plan. All awards under non-equity incentive plans were paid under the incentive plans or programs described in the section of this Proxy Statement titled “Executive Compensation— Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.” All equity awards were made under the Stock Incentive Plan and were all performance based awards that were granted consistent with the Compensation Committee’s practices for equity based compensation as described in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation.”

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)	(m)
	Grant Date	Date of Action of Compensation Committee, if Different from Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Adam J. Greenlee	—	—	—	$1,444,575	$1,444,575	—	—	—	—	—	—	—
	03/01/2025	02/26/2025	—	—	—	—	—	—	70,700(3)	—	—	$3,817,800
	03/01/2025	02/26/2025	—	—	—	—	—	—	105,000(4)	—	—	$5,670,000

Philippe Chevrier	—	—	—	$ 481,563	$ 481,563	—	—	—	—	—	—	—
	03/01/2025	02/26/2025	—	—	—	—	—	—	42,000(3)	—	—	$2,268,000
	03/01/2025	02/26/2025	—	—	—	—	—	—	48,000(5)	—	—	$2,592,000

Frank W. Hogan	—	—	—	$ 487,500	$ 487,500	—	—	—	—	—	—	—
	03/01/2025	02/26/2025	—	—	—	—	—	—	16,900(3)	—	—	$ 912,600
	03/01/2025	02/26/2025	—	—	—	—	—	—	8,800(6)	—	—	$ 475,200

Shawn C. Fabry	—	—	—	$ 150,240	$ 258,084	—	—	—	—	—	—	—
	03/01/2025	02/26/2025	—	—	—	—	—	—	11,400(3)	—	—	$ 615,600
	03/01/2025	02/26/2025	—	—	—	—	—	—	25,000(7)	—	—	$1,350,000

Kimberly I. Ulmer	—	—	—	$ 450,000	$ 450,000	—	—	—	—	—	—	—
	03/01/2025	02/26/2025	—	—	—	—	—	—	16,900(3)	—	—	$ 912,600
	03/01/2025	02/26/2025	—	—	—	—	—	—	9,200(8)	—	—	$ 496,800

Alexander G. Hutter	—	—	—	$ 129,844	$ 225,000	—	—	—	—	—	—	—
	03/01/2025	02/26/2025	—	—	—	—	—	—	10,500(3)	—	—	$ 567,000
	03/01/2025	02/26/2025	—	—	—	—	—	—	25,000(9)	—	—	$1,350,000

(1)

The amounts in columns (e) and (f) represent the target cash bonus award and the maximum cash bonus award, respectively, for each individual under the applicable incentive plan or program in which such individual participated for 2025, which plans and programs are described in the section of this Proxy Statement titled “Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.” There is no threshold bonus award under these plans and programs. Actual cash bonuses paid under non-equity incentive plans for 2025 are included in column (g) (Non-Equity Incentive Plan Compensation) of the Summary Compensation Table included in this Proxy Statement. The cash bonus for 2025 for Mr. Fabry was paid pursuant to the Holdings Officer Program for the period January 1, 2025 through November 5, 2025 (with a target cash bonus award of $107,844 and a maximum cash bonus award of $215,688 thereunder for Mr. Fabry for such period) and pursuant to the Holdings Executive Officer Program for the period November 6, 2025 through December 31, 2025 (with a target cash bonus award and maximum cash bonus award of $42,396 thereunder for Mr. Fabry for such period). The cash bonus for 2025 for Mr. Hutter was paid pursuant to the Holdings Officer Program for the period January 1, 2025 through November 5, 2025 (with a target cash bonus award of $95,156 and a maximum cash bonus award of $190,312 thereunder for Mr. Hutter for such period) and pursuant to the Holdings Executive Officer Program for the period November 6, 2025 through December 31, 2025 (with a target cash bonus award and maximum cash bonus award of $34,688 thereunder for Mr. Hutter for such period). Information as to how annual cash bonuses were calculated under the applicable plans and programs for 2025 for the Named Executive Officers is set forth in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Annual Cash Bonuses under Incentive Programs.”

(2)

The grant date fair value in column (m) is calculated by multiplying the average of the high and low sales prices for a share of our Common Stock on the applicable grant date by the number of restricted stock units granted in accordance with FASB ASC Topic 718. No stock options were granted to any employees, including any Named Executive Officers, in 2025.

(3)	These awards are awards of restricted stock units that vest ratably over a five year period beginning on March 1, 2026.

(4)

On February 26, 2025, the Compensation Committee approved a performance award for 105,000 restricted stock units for Mr. Greenlee, which performance award was subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. The Company attained such performance criteria for 2025, and such restricted stock units will vest ratably over a three year period beginning on March 1, 2026.

(5)

On February 26, 2025, the Compensation Committee approved a performance award for 48,000 restricted stock units for Mr. Chevrier, which performance award was subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. The Company attained such performance criteria for 2025, and such restricted stock units will vest ratably over a three year period beginning on March 1, 2026.

(6)

On February 26, 2025, the Compensation Committee approved a performance award for 8,800 restricted stock units for Mr. Hogan, which performance award was subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. The Company attained such performance criteria for 2025, and such restricted stock units will vest ratably over a three year period beginning on March 1, 2026.

(7)

On February 26, 2025, the Compensation Committee approved a performance award for 25,000 restricted stock units for Mr. Fabry, which performance award was subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. The Company attained such performance criteria for 2025, and such restricted stock units will vest all at once on March 1, 2030.

(8)

On February 26, 2025, the Compensation Committee approved a performance award for 9,200 restricted stock units for Ms. Ulmer, which performance award was subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. The Company attained such performance criteria for 2025, and such restricted stock units will vest ratably over a three year period beginning on March 1, 2026.

(9)

On February 26, 2025, the Compensation Committee approved a performance award for 25,000 restricted stock units for Mr. Hutter, which performance award was subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. The Company attained such performance criteria for 2025, and such restricted stock units will vest all at once on March 1, 2030.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning stock (in the form of restricted stock units) that has not yet vested for each Named Executive Officer outstanding as of December 31, 2025. No stock options were outstanding for any employee, including any Named Executive Officer, as of December 31, 2025.

	Option Awards					Stock Awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/sh)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Adam J. Greenlee	—	—	—	—	—	1,360(2)	$ 54,903	—	—
	—	—	—	—	—	26,520(3)	$1,070,612	—	—
	—	—	—	—	—	10,040(4)	$ 405,315	—	—
	—	—	—	—	—	23,333(2)	$ 941,953	—	—
	—	—	—	—	—	35,840(5)	$1,446,861	—	—
	—	—	—	—	—	44,000(6)	$1,776,280	—	—
	—	—	—	—	—	70,700(7)	$2,854,159	—	—
	—	—	—	—	—	—	—	105,000(8)	$4,238,850

Philippe Chevrier	—	—	—	—	—	42,000(9)	$1,695,540	—	—
	—	—	—	—	—	—	—	48,000(10)	$1,937,760

Frank W. Hogan, III	—	—	—	—	—	1,000(2)	$ 40,370	—	—
	—	—	—	—	—	2,840(11)	$ 114,651	—	—
	—	—	—	—	—	3,500(2)	$ 141,295	—	—
	—	—	—	—	—	3,900(12)	$ 157,443	—	—
	—	—	—	—	—	11,520(13)	$ 465,062	—	—
	—	—	—	—	—	11,333(14)	$ 457,513	—	—
	—	—	—	—	—	16,900(15)	$ 682,253	—	—
	—	—	—	—	—	—	—	8,800(16)	$ 355,256

Shawn C. Fabry	—	—	—	—	—	800(2)	$ 32,296	—	—
	—	—	—	—	—	1,880(17)	$ 75,896	—	—
	—	—	—	—	—	2,160(18)	$ 87,199	—	—
	—	—	—	—	—	7,360(19)	$ 297,123	—	—
	—	—	—	—	—	11,400(20)	$ 460,218	—	—
	—	—	—	—	—	—	—	25,000(21)	$1,009,250

Kimberly I. Ulmer	—	—	—	—	—	500(2)	$ 20,185	—	—
	—	—	—	—	—	2,200(22)	$ 88,814	—	—
	—	—	—	—	—	8,333(2)	$ 336,403	—	—
	—	—	—	—	—	1,500(23)	$ 60,555	—	—
	—	—	—	—	—	4,333(24)	$ 174,923	—	—
	—	—	—	—	—	12,240(25)	$ 494,129	—	—
	—	—	—	—	—	16,900(26)	$ 682,253	—	—
	—	—	—	—	—	—	—	9,200(27)	$ 371,404

Alexander G. Hutter	—	—	—	—	—	400(28)	$ 16,148	—	—
	—	—	—	—	—	1,320(29)	$ 53,288	—	—
	—	—	—	—	—	780(30)	$ 31,489	—	—
	—	—	—	—	—	4,400(31)	$ 177,628	—	—
	—	—	—	—	—	10,500(32)	$ 423,885	—	—
	—	—	—	—	—	—	—	25,000(21)	$1,009,250

(1)

The amount in column (h) is determined based on a price per share of $40.37, the closing sales price for a share of our Common Stock on the last business day of 2025 (December 31, 2025) as quoted by the NYSE.

(2)	These restricted stock units vest on March 1, 2026.

(3)	These restricted stock units vest as follows: 13,260 on March 1, 2026; and 13,260 on March 1, 2027.

(4)	These restricted stock units vest as follows: 5,020 on March 1, 2026; and 5,020 on March 1, 2027.

(5)	These restricted stock units vest as follows: 8,960 on March 1, 2026; 8,960 on March 1, 2027; 8,960 on March 1, 2028; and 8,960 on March 1, 2029.

(6)	These restricted stock units vest as follows: 22,000 on March 1, 2026; and 22,000 on March 1, 2027.

(7)	These restricted stock units vest as follows: 14,140 on March 1, 2026; 14,140 on March 1, 2027; 14,140 on March 1, 2028; 14,140 on March 1, 2029; and 14,140 on March 1, 2030.

(8)

These restricted stock units vest ratably in three installments over a three year period as follows: 35,000 on March 1, 2026; 35,000 on March 1, 2027; and 35,000 on March 1, 2028. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. In 2026, it was determined that the Company attained such performance criteria for 2025, and accordingly such restricted stock units will vest as described above.

(9)	These restricted stock units vest as follows: 8,400 on March 1, 2026; 8,400 on March 1, 2027; 8,400 on March 1, 2028; 8,400 on March 1, 2029; and 8,400 on March 1, 2030.

(10)

These restricted stock units vest ratably in three installments over a three year period as follows: 16,000 on March 1, 2026; 16,000 on March 1, 2027; and 16,000 on March 1, 2028. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. In 2026, it was determined that the Company attained such performance criteria for 2025, and accordingly such restricted stock units will vest as described above.

(11)	These restricted stock units vest as follows: 1,420 on March 1, 2026; and 1,420 on March 1, 2027.

(12)	These restricted stock units vest as follows: 1,300 on March 1, 2026; 1,300 on March 1, 2027; and 1,300 on March 1, 2028.

(13)	These restricted stock units vest as follows: 2,880 on March 1, 2026; 2,880 on March 1, 2027; 2,880 on March 1, 2028; and 2,880 on March 1, 2029.

(14)	These restricted stock units vest as follows: 5,666 on March 1, 2026; and 5,667 on March 1, 2027.

(15)	These restricted stock units vest as follows: 3,380 on March 1, 2026; 3,380 on March 1, 2027; 3,380 on March 1, 2028; 3,380 on March 1, 2029; and 3,380 on March 1, 2030.

(16)

These restricted stock units vest ratably in three installments over a three year period as follows: 2,933 on March 1, 2026; 2,934 on March 1, 2027; and 2,933 on March 1, 2028. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. In 2026, it was determined that the Company attained such performance criteria for 2025, and accordingly such restricted stock units will vest as described above.

(17)	These restricted stock units vest as follows: 940 on March 1, 2026; and 940 on March 1, 2027.

(18)	These restricted stock units vest as follows: 720 on March 1, 2026; 720 on March 1, 2027; and 720 on March 1, 2028.

(19)	These restricted stock units vest as follows: 1,840 on March 1, 2026; 1,840 on March 1, 2027; 1,840 on March 1, 2028; and 1,840 on March 1, 2029.

(20)	These restricted stock units vest as follows: 2,280 on March 1, 2026; 2,280 on March 1, 2027; 2,280 on March 1, 2028; 2,280 on March 1, 2029; and 2,280 on March 1, 2030.

(21)

These restricted stock units vest all at once on March 1, 2030. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. In 2026, it was determined that the Company attained such performance criteria for 2025, and accordingly such restricted stock units will vest as described above.

(22)	These restricted stock units vest as follows: 1,100 on March 1, 2026; and 1,100 on March 1, 2027.

(23)	These restricted stock units vest as follows: 500 on March 1, 2026; 500 on March 1, 2027; and 500 on March 1, 2028.

(24)	These restricted stock units vest as follows: 2,166 on March 1, 2026; and 2,167 on March 1, 2027.

(25)	These restricted stock units vest as follows: 3,060 on March 1, 2026; 3,060 on March 1, 2027; 3,060 on March 1, 2028; and 3,060 on March 1, 2029.

(26)	These restricted stock units vest as follows: 3,380 on March 1, 2026; 3,380 on March 1, 2027; 3,380 on March 1, 2028; 3,380 on March 1, 2029; and 3,380 on March 1, 2030.

(27)

These restricted stock units vest ratably in three installments over a three year period as follows: 3,067 on March 1, 2026; 3,066 on March 1, 2027; and 3,067 on March 1, 2028. These restricted stock units were subject to the attainment by the Company of certain performance criteria for 2025 established by the Compensation Committee and would have been forfeited in the event that the Company did not attain such performance criteria for 2025. In 2026, it was determined that the Company attained such performance criteria for 2025, and accordingly such restricted stock units will vest as described above.

(28)	These restricted stock units vest as follows: 200 on March 1, 2026; and 200 on March 1, 2027.

(29)	These restricted stock units vest as follows: 440 on March 1, 2026; 440 on March 1, 2027; and 440 on March 1, 2028.

(30)	These restricted stock units vest as follows: 260 on March 1, 2026; 260 on March 1, 2027; and 260 on March 1, 2028.

(31)	These restricted stock units vest as follows: 1,100 on March 1, 2026; 1,100 on March 1, 2027; 1,100 on March 1, 2028; and 1,100 on March 1, 2029.

(32)	These restricted stock units vest as follows: 2,100 on March 1, 2026; 2,100 on March 1, 2027; 2,100 on March 1, 2028; 2,100 on March 1, 2029; and 2,100 on March 1, 2030.

Option Exercises and Stock Vested

The following table provides information concerning each exercise of stock options and each vesting of restricted stock units during the fiscal year ended December 31, 2025 for each of our Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards
(a)	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)(1)

Adam J. Greenlee	—	—	92,481	$4,993,974
Philippe Chevrier	—	—	—	—
Frank W. Hogan, III	—	—	20,740	$1,119,960
Shawn C. Fabry	—	—	4,420	$ 238,680
Kimberly I. Ulmer	—	—	17,181	$ 927,774
Alexander G. Hutter	—	—	3,100	$ 167,400

(1)

The value realized represents the fair market value of the shares of our Common Stock issuable on the date of vesting. The fair market value was calculated based upon the average of the high and low sales prices for a share of our Common Stock as quoted by the NYSE on the applicable vesting date.

Pension Benefits

The following table shows the present value of accumulated benefits payable to each of our Named Executive Officers, including the number of years of service credited to each such Named Executive Officer, under the Silgan Containers Pension Plan. The basic terms of this plan are generally described below. Each of Messrs. Greenlee, Chevrier, Fabry and Hutter does not participate in and is not eligible to participate in any pension plan of the Company or any of its subsidiaries.

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)

Adam J. Greenlee	—	—	—	—
Philippe Chevrier	—	—	—	—
Frank W. Hogan, III	Silgan Containers Pension Plan for Salaried Employees	29	$1,220,072	$0
Shawn C. Fabry	—	—	—	—
Kimberly I. Ulmer	Silgan Containers Pension Plan for Salaried Employees	21	$ 598,070	$0
Alexander G. Hutter	—	—	—	—

(1)	The present value of accumulated benefits under the pension plan listed above was calculated as of December 31, 2025 using the following assumptions:

(i)	benefit commencement is the later of normal retirement age (age 65) or current age;
(ii)	form of payment as a single life annuity;
(iii)	a discount rate of 5.63% at December 31, 2025 and 5.84% at December 31, 2024;
(iv)

post-retirement mortality determined using the Mercer Industry Longevity Experience Study annuitant mortality for Auto, Industrial Goods and Transportation with white collar adjustment for 12/31/2025 and no collar adjustment at 12/31/2024 and with the Mercer Modified 2021 generational improvements; and

(v)	benefit values calculated without pre-retirement death, termination or disability decrements.

Benefits under the Silgan Containers Pension Plan are based on the participant’s average rate of base pay (or salary) over the final three years of employment, with increases to a participant’s rate of base pay following January 1, 2007 (or the first January 1 the participant earned base pay, if later) capped at 3% per year for purposes of the Silgan Containers Pension Plan. The amount of average base pay taken into account for any year is limited by Section 401(a)(17) of the Code, which imposes a cap of $350,000 (to be indexed for inflation) on compensation taken into account for 2025. Benefits under the Silgan Containers Pension Plan are not subject to any deduction for social security or other offset amounts. The Silgan Containers Pension Plan was amended in 2006 to provide that salaried employees hired after 2006 are no longer eligible to participate in the Silgan Containers Pension Plan.

Non-Qualified Deferred Compensation

The following table provides information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax qualified for each of our Named Executive Officers. Messrs. Hogan and Fabry and Ms. Ulmer currently participate in the Silgan Containers Supplemental Plan. Mr. Hutter is eligible to participate in the Silgan Containers Supplemental Plan. Each of Messrs. Greenlee and Chevrier does not participate in any non-qualified deferred compensation plan of the Company or any of its subsidiaries. You should read the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Retirement and Other Benefits” above for further information regarding these plans.

(a)	(b)	(c)	(d)	(e)	(f)
Name	Executive Contributions in Last Fiscal Year($)(1)	Registrant Contributions in Last Fiscal Year($)(2)	Aggregate Earnings in Last Fiscal Year($)(3)	Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last Fiscal Year End($)(4)

Adam J. Greenlee	—	—	—	—	—
Philippe Chevrier	—	—	—	—	—
Frank W. Hogan, III	$51,540	$ 25,770	$514,567	$0	$3,962,577
Shawn C. Fabry	$11,287	$ 9,077	$ 25,866	$0	$ 184,810
Kimberly I. Ulmer	$31,125	$104,387	$ 62,412	$0	$ 579,041
Alexander G. Hutter	—	—	—	—	—

(1)

The amount in column (b) for each of Messrs. Hogan and Fabry and Ms. Ulmer represents contributions by each of them in 2025 to the Silgan Containers Supplemental Plan. These amounts are included in column (c) “Salary” for Messrs. Hogan and Fabry and Ms. Ulmer, respectively, in the Summary Compensation Table.

(2)

The amount in column (c) for each of Messrs. Hogan and Fabry and Ms. Ulmer represents contributions for 2025 by the Company to the Silgan Containers Supplemental Plan. These amounts are included in column (i) “All Other Compensation” for Messrs. Hogan and Fabry and Ms. Ulmer, respectively, in the Summary Compensation Table.

(3)

The amount in column (d) for each of Messrs. Hogan and Fabry and Ms. Ulmer consists of the appreciation and earnings on his or her account under the Silgan Containers Supplemental Plan. Since this amount does not constitute above-market earnings, none of these amounts are included in the Summary Compensation Table.

(4)

The amount in column (f) for Mr. Hogan includes an aggregate of $941,273 which had been previously reported as applicable as compensation in our Summary Compensation Tables for 2007, 2009 and since 2011. The amount in column (f) for Ms. Ulmer includes an aggregate of $102,655 which had been previously reported as applicable as compensation in our Summary Compensation Table since 2023. Since 2025 is the first year that Mr. Fabry is a Named Executive Officer, the amount in column (f) has not been included in the Summary Compensation Table for prior years.

Potential Payments Upon Termination or Change of Control

Potential Payments Upon Termination

In the event that a Named Executive Officer’s employment is terminated for any reason, such person is entitled to receive amounts earned through the date of termination, including salary, amounts contributed under the applicable 401(k) plan (including, to the extent applicable, any vested contributions made by the Company or a subsidiary of the Company), unused vacation pay and, in the case of Mr. Hogan and Ms. Ulmer, accrued and vested benefits under and pursuant to the Silgan Containers Pension Plan and, in the case of Messrs. Hogan, Fabry and Hutter and Ms. Ulmer, accrued and vested benefits under and pursuant to the Silgan Containers Supplemental Plan.

Upon termination of employment for any reason, all restricted stock units of a Named Executive Officer that are unvested are forfeited except as described in the section below titled “Potential Payments Upon Change of Control.” In addition, if such termination is not voluntary, such person is entitled to receive a pro rata amount of his bonus for the year in which such person is terminated.

In addition to the foregoing, each of our Named Executive Officers is entitled to the following in the event that his or her employment is terminated without cause:

•

Mr. Greenlee is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current maximum amount payable as previously approved by the Compensation Committee).

•

Each of Messrs. Chevrier and Fabry is entitled to a lump sum severance benefit equal to his then current annual salary plus his annual bonus (calculated at then current target amount payable as previously approved by the Compensation Committee).

•	Each of Messrs. Hogan and Hutter and Ms. Ulmer is entitled to a lump sum severance benefit equal to his or her then current annual salary.

The following table sets forth the potential payments to each Named Executive Officer if such officer had been terminated without cause on December 31, 2025.

(a)	(b)
Name	Severance Payment($)(1)

Adam J. Greenlee	$2,600,235
Philippe Chevrier	$1,251,250
Frank W. Hogan, III	$ 650,000
Shawn C. Fabry	$ 825,000
Kimberly I. Ulmer	$ 600,000
Alexander G. Hutter	$ 450,000

(1)

The amounts in column (b) consist of base salary at each person’s annual salary rate at the end of 2025 plus in the case of Mr. Greenlee a bonus for 2025 at the maximum amount payable to him and in the case of each of Messrs. Chevrier and Fabry a bonus for 2025 at the target amount payable to him, all as described above.

Potential Payments Upon Change of Control

The Company does not have any agreement or other arrangement with any of our Named Executive Officers in the event of a change of control involving the Company, other than in respect of outstanding restricted stock units granted under the Plans. For restricted stock units granted under the Plans, upon a change of control all such restricted stock units shall only become vested if the acquiring or surviving corporation does not assume such restricted stock units. If the acquiring company assumes such restricted stock units and the employment of a holder of any such assumed restricted stock unit, including a Named Executive Officer, is terminated without cause within 24 months of such change of control, then all such assumed restricted stock units of such holder shall become immediately vested. Notwithstanding the foregoing, the Plans provide that the applicable award agreement shall govern the treatment of an award upon a change of control, which may differ from the foregoing, and any such provision for a change of control shall be in a manner consistent with the provisions of Section 409A of the Code.

Based upon a price per share of $40.37 (the closing sales price of a share of our Common Stock on December 31, 2025, the last business day of 2025 as quoted by the NYSE) and the number of restricted stock units held by our Named Executive Officers that were unvested as of December 31, 2025 (information concerning such unvested restricted stock units is provided in the Outstanding Equity Awards at Fiscal Year-End Table), we estimate the value related to the immediate vesting of these unvested restricted stock units held by each of our Named Executive Officers upon a change of control involving the Company (assuming the acquiring or surviving corporation does not assume the outstanding restricted stock units under the Plans) to be as follows:

(a)	(b)
Name	Value Related to Immediate Vesting of Unvested Restricted Stock Units($)(1)

Adam J. Greenlee	$12,788,933
Philippe Chevrier	$ 3,633,300
Frank W. Hogan, III	$ 2,413,843
Shawn C. Fabry	$ 1,961,982
Kimberly I. Ulmer	$ 2,228,666
Alexander G. Hutter	$ 1,711,688

(1)	As of December 31, 2025, there were no outstanding stock options held by any of our employees, including any of our Named Executive Officers.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the ratio of the median of the annual total compensation of all of our employees to the annual total compensation of Mr. Adam J. Greenlee, our CEO and President. For 2025, our last completed fiscal year:

•	the median of the annual total compensation of all of our employees, not including our CEO, was $46,693; and

•	the annual total compensation of our CEO, calculated as described above in the Summary Compensation Table, was $12,229,234.

Based on this information, for 2025 the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees was estimated to be 262 to 1.

The following calculation, which is not required under the SEC’s rules and is not a substitute for the presentation of the ratio above that is required under the SEC’s rules, provides the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all of our employees using the total compensation of our CEO in 2025 that reflects the Compensation Committee’s view on the compensation attributable to Supplemental Stock Awards, which spreads such compensation attributable to such Supplemental Stock Awards evenly over the entire vesting period of such Supplemental Stock Awards instead of all in the year of grant. For further information on such Supplemental Stock Awards, you should read the section in this Proxy Statement titled “Executive Compensation—Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period.” For 2025, the annual total compensation of our CEO, reflecting the compensation attributable to the Supplemental Stock Awards granted to him spread evenly over the entire vesting period of such Supplemental Stock Awards, was $10,843,983, and the ratio of such annual total compensation of our CEO to the median of the annual total compensation of all of our employees was estimated to be 232 to 1.

Our previous median-compensated employee for 2023 and 2024 in our proxy statements for our annual meetings of stockholders in 2024 and 2025 was identified on December 31, 2023. For 2025, we determined to identify a new median-compensated employee for our proxy statement for our annual meeting of stockholders in 2026. The annual total compensation for 2025 of our new median-compensated employee was lower than the annual total compensation for 2024 of our previous median-compensated employee as a result of (i) the closing of several plants in the United States during 2024 and 2025 in connection with a cost reduction initiative announced in late 2023 and (ii) the inclusion for 2025 of employees of Weener Packaging which we acquired in late 2024, most of whom are located outside of the United States and many of whom earn lower compensation as compared to our employees in the United States.

We applied the following methodology and made the following material assumptions, adjustments and estimates, all as permitted by the SEC rules, to identify our median-compensated employee:

•

we collected for all of our employees worldwide total compensation reflected in our payroll records as reported to the various taxing authorities, generally consisting of salary, wages, overtime, bonus and other taxable compensation, as our consistently applied compensation measure;

•	we selected December 31, 2025 as the date on which we would identify the median-compensated employee;

•	all compensation that was given in a currency other than U.S. dollars was converted into U.S. dollars using the average exchange rate for 2025 for each such currency;

•	we did not exclude any employees and we did not use any statistical sampling techniques; and

•	we did not make any cost-of-living adjustments.

Once we identified our median-compensated employee, we calculated such employee’s annual total compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which are the same requirements used to calculate the annual total compensation of our CEO as reported in the Summary Compensation Table included elsewhere in this Proxy Statement.

The CEO pay ratio reported above is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and based on the methodology, assumptions, adjustments and estimates described above, which were chosen from a wide range of permissible methodologies, assumptions, adjustments and estimates. As a result, the CEO pay ratios reported by other companies, which may have employed other permitted methodologies, assumptions, adjustments and estimates and which may have a significantly different work force structure than ours, are likely not comparable to our CEO pay ratio.

Pay vs. Performance
The following table, or the Pay vs. Performance Table, is required by the SEC to be included in this Proxy Statement to (i) summarize compensation paid to our CEO, who is our principal executive officer, or PEO, as set forth in our Summary Compensation Table, compensation actually paid to our
PEO
calculated as prescribed by SEC rules, average compensation paid to our
Non-PEO
Named Executive Officers, or NEOs, as set forth in our Summary Compensation Table, and average compensation actually paid to our
Non-PEO
NEOs calculated as prescribed by SEC rules, each for the years 2025, 2024, 2023, 2022 and 2021; and (ii) provide total shareholder return values for the Company and its peer group for the period beginning January 1, 2021 through December 31, 2025 and the net income and Adjusted EBITDA of the Company for 2025, 2024, 2023, 2022 and 2021. On July 1, 2021, the Board of Directors of the Company elected and appointed Adam J. Greenlee as CEO of the Company, effective September 1, 2021, succeeding Anthony J. Allott in such position. Mr. Allott was our CEO from March 2006 through August 2021. Therefore, information for each of Mr. Allott and Mr. Greenlee are included in the table and charts below during the time periods for which they served as our CEO.

							Value of Initial Fixed $100 Investment Based On:
(a)	(b)(1)	(b)(1)	(c)(1)(2)	(c)(1)(3)	(d)(4)	(e)(4)(5)	(f)(6)	(g)(7)	(h)(8)	(i)(9)
Year	Summary Compensation Table Total for First PEO (Allott)	Summary Compensation Table Total for Second PEO (Greenlee)	Compensation Actually Paid to First PEO (Allott)	Compensation Actually Paid to Second PEO (Greenlee)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Company Total Shareholder Return	Peer Group Total Shareholder Return	Net Income (Dollars in thousands)	Adjusted EBITDA (Dollars in thousands)

2025	N/A	$12,229,234	N/A	$8,366,815	$3,618,868	$2,816,652	$117.37	$ 99.86	$288,403	$977,800
2024	N/A	$ 7,210,347	N/A	$8,846,516	$2,452,459	$2,895,257	$148.77	$112.83	$276,378	$881,459
2023	N/A	$ 4,966,705	N/A	$4,152,625	$1,875,725	$1,538,882	$127.36	$ 98.16	$325,965	$870,694
2022	N/A	$ 7,902,867	N/A	$9,811,477	$2,261,771	$2,994,427	$143.63	$ 91.21	$340,848	$964,034
2021	$6,242,894	$ 2,931,122	$8,314,969	$3,705,740	$1,660,604	$2,284,104	$117.07	$110.96	$359,081	$846,441

(1)
The Company’s PEO for 2025, 2024, 2023 and 2022 was Adam J. Greenlee. On July 1, 2021, the Board of Directors of the Company elected and appointed Mr. Greenlee as Chief Executive Officer of the Company, effective September 1, 2021, succeeding Anthony J. Allott in such position. Therefore, in 2021 Mr. Allott was the Company’s PEO until September 1, 2021 and Mr. Greenlee was the Company’s PEO since September 1, 2021.

(2)
To determine the compensation actually paid to Mr. Allott for 2021, Mr. Allott’s total compensation for 2021 in the Summary Compensation Table was reduced by $3,602,550 for equity awards and then $5,674,625 was added back for equity awards, including for equity awards granted in previous years.

(3)
To determine the compensation actually paid to Mr. Greenlee for 2025, Mr. Greenlee’s total compensation for 2025 in the Summary Compensation Table was reduced by $9,487,800 for equity awards and then $5,625,381 was added back for equity awards, including for equity awards granted in previous years. To determine the compensation actually paid to Mr. Greenlee for 2024, Mr. Greenlee’s total compensation for 2024 in the Summary Compensation Table was reduced by $4,864,674 for equity awards and then $6,500,843 was added back for equity awards, including for equity awards granted in previous years. To determine the compensation actually paid to Mr. Greenlee for 2023, Mr. Greenlee’s total compensation for 2023 in the Summary Compensation Table was reduced by $3,239,250 for equity
awards and then $2,425,170 was added back for equity awards, including for equity awards granted in previous years. To determine the compensation actually paid to Mr. Greenlee for 2022, Mr. Greenlee’s total compensation for 2022 in the Summary Compensation Table was reduced by $5,736,680 for equity awards and then $7,645,290 was added back for equity awards, including for equity awards granted in previous years. To determine the compensation actually paid to Mr. Greenlee for 2021, Mr. Greenlee’s total compensation for 2021 in the Summary Compensation Table was reduced by $1,276,223 for equity awards and then $2,050,841 was added back for equity awards, including for equity awards granted in previous years.

(4)
The Company’s
Non-PEO
NEOs for 2025 were Philippe Chevrier, Frank W. Hogan, III, Shawn C. Fabry, Kimberly I. Ulmer and Alexander G. Hutter. The Company’s
Non-PEO
NEOs for 2024 were Robert B. Lewis, Frank W. Hogan, III, Kimberly I. Ulmer and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2023 were Robert B. Lewis, Frank W. Hogan, III, Kimberly I. Ulmer, Jay A. Martin and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2022 and 2021 were Robert B. Lewis, Frank W. Hogan, III, Jay A. Martin and Thomas J. Snyder.

(5)
To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2025, the Company’s
Non-PEO
NEOs’ average total compensation for 2025 in the Summary Compensation Table was reduced by $2,307,960 for equity awards and $56,154 for pension benefits and then $1,550,885 was added back for equity awards, including for equity awards granted in previous years, and $11,013 was added back for pension benefits. To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2024, the Company’s
Non-PEO
NEOs’ average total compensation for 2024 in the Summary Compensation Table was reduced by $1,269,952 for equity awards and $55,703 for pension benefits and then $1,745,559 was added back for equity awards, including for equity awards granted in previous years, and $22,894 was added back for pension benefits. To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2023, the Company’s
Non-PEO
NEOs’ average total compensation for 2023 in the Summary Compensation Table was reduced by $956,967 for equity awards and $70,328 for pension benefits and then $673,725 was added back for equity awards, including for equity awards granted in previous years, and $16,726 was added back for pension benefits. To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2022, the Company’s
Non-PEO
NEOs’ average total compensation for 2022 in the Summary Compensation Table was reduced by $1,181,325 for equity awards and $0 for pension benefits and then $1,894,706 was added back for equity awards, including for equity awards granted in previous years, and $19,275 was added back for pension benefits. To determine the average compensation actually paid to the Company’s
Non-PEO
NEOs for 2021, the Company’s
Non-PEO
NEOs’ average total compensation for 2021 in the Summary Compensation Table was reduced by $701,347 for equity awards and $12,814 for pension benefits and then $1,317,304 was added back for equity awards, including for equity awards granted in previous years, and $20,357 was added back for pension benefits. The amounts reported for the average compensation actually paid to Company’s
Non-PEO
NEOs for 2021 through 2024 have been adjusted slightly from amounts previously disclosed to reflect an average of the pension benefits subtracted from the Company’s
Non-PEO
NEO’s average total compensation for such years in the Summary Compensation Table and an average of the pension benefits added back thereto, rather than in both cases subtracting and adding the aggregate amount of such pension benefits. This has resulted in an increase of the Company’s
Non-PEO
NEO’s average compensation actually paid in 2024 and 2023 by $98,426 and $214,405, respectively, and a decrease of the Company’s
Non-PEO
NEO’s average compensation actually paid in 2022 and 2021 by $57,825 and $22,628, respectively.

(6)	The Company Total Shareholder Return amounts assume an initial investment of $100 on January 1, 2021 and that all dividends are reinvested.

(7)
The Peer Group Total Shareholder Return amounts assume an initial investment of $100 on January 1, 2021 and that all dividends are reinvested. The companies in the Peer Group Total Shareholder Return, or the Peer Group, consist of the companies that make up the Dow Jones US Containers & Packaging Index, which are: Amcor plc, AptarGroup Inc., Avery Dennison Corporation, Ball Corporation, Crown Holdings Inc., Graphic Packaging Holding Company, International Paper Company, Packaging Corporation of America, Sealed Air Corporation, Silgan Holdings Inc., Smurfit WestRock plc and Sonoco Products Company. The Dow Jones US Containers & Packaging Index is weighted on the basis of market capitalization.

(8)	The net income of the Company in 2025 and 2024 included $52.1 million and $51.1 million of higher rationalization charges, respectively, as compared to 2023.

(9)
In the Company’s assessment, for the most recently completed fiscal year, Adjusted EBITDA represents the most important financial performance measure used by the Company to link compensation actually paid to the Company’s NEOs to the Company’s performance. Adjusted EBITDA is calculated from the Company’s audited financial statements as net income before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from any foreign currency devaluations and other pension income (expense) from U.S. pension plans
, and subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures and unusual gains and unusual losses. For 2022 and 2021, Adjusted EBITDA was calculated in the same manner as it was for 2025, 2024 and 2023 except that other pension income from U.S. pension plans of $47.5 million and $53.5 million in such years, respectively, was included in and not excluded from Adjusted EBITDA in such years.
Relationship between Compensation Paid and Performance Measures
The charts below show the relationship between the Compensation Actually Paid (
calculated
as prescribed by SEC rules) to the PEO and the Average Compensation Actually Paid (calculated as prescribed by SEC rules) to the
Non-PEO
NEOs in 2021, 2022, 2023, 2024 and 2025 to each of (1) total shareholder return, or TSR, for the Company and the Peer Group for such years, (2) the net income of the Company for such years and (3) the Adjusted EBITDA of the Company for such years.

Pay Versus TSR 2021 - 2025
Compensation Actually Paid ($ in millions)
$14
$12
$10
$8
$6
$4
$2
$0
$175
$150
$125
$100
$75
Indexed Total Shareholder Return
2021
2022
2023
2024
2025
PEO Allott
PEO Greenlee
Avg Other NEOS
Silgan TSR
Peer TSR

Pay Versus Net Income 2021 - 2025
Compensation Actually Paid ($ in millions)
$14
$12
$10
$8
$6
$4
$2
$0
Net Income ($ in millions)
$450
$400
$350
$300
$250
$200
$150
$100
$50
$0
2021
2022
2023
2024
2025
PEO Allott
PEO Greenlee
Avg Other NEOS
Net Income

Pay Versus Adjusted EBITDA 2021 - 2025
Compensation Actually Paid ($ in millions)
$14
$12
$10
$8
$6
$4
$2
$0
Adjusted EBITDA ($ in millions)
$1,000
$900
$800
$700
$600
$500
$400
2021
2022
2023
2024
2025
PEO Allott
PEO Greenlee
Avg Other NEOS
Adjusted EBITDA(1)

(1)
Adjusted EBITDA for 2022 and 2021 includes other pension income from U.S. pension plans of $47.5 million and $53.5 million, respectively. For 2023, the Company modified its Adjusted EBITDA for all purposes, including in its publicly reported financial information, to exclude other pension income (expense) from U.S. pension plans. This was a result of the Company transitioning its investment strategy for its U.S. pension plans (which were overfunded by approximately 129 percent at December 31, 2022) to a liability driven investment strategy, and therefore other pension income (expense) for the Company’s U.S. pension plans is not reflective of the Company’s operating performance. Accordingly, the Company’s Adjusted EBITDA for 2025, 2024 and 2023 no longer includes other pension income (expense) for its U.S. pension plans.

The following table lists the three financial performance measures that represent the most important financial performance measures used by our Compensation Committee to link compensation actually paid to the Company’s NEOs to the Company’s performance for the year ended December 31, 2025:

Financial Performance Measures

Adjusted EBITDA(1)
Adjusted EBIT(2)
Adjusted Earnings Per Diluted Share(3)

(1)
Adjusted EBITDA for 2025 is calculated from the Company’s audited financial statements as net income before interest, taxes, depreciation and amortization and rationalization charges, acquisition termination fees (net of related costs), costs attributable to announced acquisitions, the impact from any foreign currency devaluations and other pension income (expense) from U.S. pension plans, and subject to further adjustment as determined by the Compensation Committee for acquisitions and/or divestitures and unusual gains and unusual losses.

(2)
Adjusted EBIT for 2025 is calculated from the Company’s audited financial statements as income before interest and taxes and rationalization charges, the foreign currency impact from certain intercompany agreements, the impact from any foreign currency devaluations, costs attributed to announced acquisitions, acquired intangible asset amortization expense, other pension income (expense) for U.S. pension plans, and subject to further adjustment as determined by the Compensation Committee for unusual gains, unusual losses and unusual business impacts and acquisitions and/or divestitures.

(3)
Adjusted Earnings Per Diluted Share for 2025 is calculated from the Company’s audited financial statements as net income per diluted share excluding acquired intangible asset amortization expense, other pension income (expense) for U.S. pension plans, rationalization charges and costs attributable to announced acquisitions.

Supplemental Compensation Information
The following table, which is not
required
under the SEC’s rules and is not a substitute for any of the tables required under the SEC’s rules, provides a supplemental summary of the total compensation for the years indicated in the table for our PEO and Non- PEO NEOs (on an average basis) from (i) the Summary Compensation Table, (ii) the Pay vs. Performance Table and (iii) the Company’s alternative presentation of the Compensation Committee’s view of total compensation included in the table in the section of this Proxy Statement titled “Executive Compensation – Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period.” The amounts in column (c) in the table below are from column (j) in the Summary Compensation Table and were calculated in accordance with the prescribed SEC’s rules related to the Summary Compensation Table. The amounts in column (d) in the table below are from columns (c) and (e), as applicable, in the Pay vs. Performance Table and were calculated in accordance with the prescribed SEC’s rules related to the Pay vs. Performance Table. In contrast to the Summary Compensation Table and the Pay vs. Performance Table, we have provided an alternative presentation of the total compensation for our PEO and
Non-PEO
NEOs which can be found in the table in the section of this Proxy Statement titled “Executive Compensation – Total Compensation with Supplemental Stock Awards Allocated Over Vesting Period.” The amounts in column (e) in the table below are from column (d) of such table. This alternative presentation provides total compensation information for our PEO and
Non-PEO
NEOs that is calculated consistent with the Compensation Committee’s view on total compensation, including equity compensation and how equity compensation should be calculated for purposes of total compensation. For further information, you should read the sections of this Proxy Statement titled “Executive Compensation – Compensation Discussion and Analysis – Equity Based Compensation,” “Executive Compensation – Summary Compensation Table,” “Executive Compensation – Pay vs. Performance” and “Executive Compensation – Total Compensation with Supplemental Stock Awards Allocated Over Vesting Periods.”

(a)	(b)	(c)	(d)	(e)
Name	Year	Total Compensation from column (j) of the Summary Compensation Table ($)	Total Compensation from columns (c) and (e), as applicable, of the Pay vs. Performance Table ($)	Total Compensation from column (d) of the Company’s Presentation of its Compensation Committee’s view on Total Compensation ($)

Adam J. Greenlee(1) (PEO since September 1, 2021)	2025	$12,229,234	$8,366,815	$10,843,983
	2024 2023	$ 7,210,347 $ 4,966,705	$8,846,516 $4,152,625	$ 7,455,877 $ 4,219,401
	2022	$ 7,902,868	$9,811,477	$ 5,030,901
	2021	$ 2,931,122	$3,705,740	$ 3,594,366

Anthony J. Allott(1)	2021	$ 6,242,984	$8,314,969	$ 7,874,687
(PEO until September 1, 2021)

All Non-PEO NEOs(2) (on an average basis)	2025	$ 3,618,868	$2,816,652	$ 2,838,573
	2024	$ 2,452,459	$2,895,257	$ 2,539,002
	2023	$ 1,875,725	$1,538,882	$ 1,730,592
	2022	$ 2,261,771	$2,994,427	$ 2,043,994
	2021	$ 1,660,604	$2,284,104	$ 2,223,370

(1)
The Company’s PEO for 2025, 2024, 2023 and 2022 was Adam J. Greenlee. On July 1, 2021, the Board of Directors of the Company elected and appointed Mr. Greenlee as Chief Executive Officer of the Company, effective September 1, 2021, succeeding Anthony J. Allott in such position. Therefore, in 2021 Mr. Allott was the Company’s PEO until September 1, 2021 and Mr. Greenlee was the Company’s PEO since September 1, 2021.

(2)
The Company’s
Non-PEO
NEOs for 2025 were Philippe
Chevrier
, Frank W. Hogan, III, Shawn C. Fabry, Kimberly I. Ulmer and Alexander G. Hutter. The Company’s
Non-PEO
NEOs for 2024 were Robert B. Lewis, Frank W. Hogan, III, Kimberly I. Ulmer and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2023 were Robert B. Lewis, Frank W. Hogan, III, Kimberly I. Ulmer, Jay A. Martin and Thomas J. Snyder. The Company’s
Non-PEO
NEOs for 2022 and 2021 were Robert B. Lewis, Frank W. Hogan, III, Jay A. Martin and Thomas J. Snyder.

PROPOSAL 2: APPROVAL OF THE FIRST AMENDMENT TO THE SILGAN HOLDINGS INC. SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

You are being asked to approve the First Amendment, or the Amendment, to the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan, or, for purposes of this proposal only, the Plan. The purpose of the Plan is to promote the long-term success of the Company and the creation of stockholder value by (i) encouraging officers and other key employees and non-employee directors of the Company to focus on critical long-range objectives, (ii) encouraging the attraction and retention of officers and other key employees and non-employee directors with exceptional qualifications and (iii) linking officers and other key employees and non-employee directors of the Company directly to stockholder interests through increased stock ownership. The Plan provides for awards of stock options, stock appreciation rights, restricted stock, restricted stock units and performance awards. The Plan was approved and adopted by our Board of Directors on March 23, 2023 and approved by our stockholders on May 30, 2023.

Summary of the Amendment

The Amendment was approved and adopted by our Board of Directors, effective as of April 2, 2026, subject to approval of the Amendment by our stockholders at the Meeting. As discussed below, the Amendment will effect the following changes to the Plan (which are in addition to certain non-substantive clarifications and improvements):

•

Increase the number of shares available for grant under the Plan to 4,410,758, representing the 410,758 shares available for grant as of the date of this Proxy Statement and an additional 4,000,000 shares;

•

Increase the number of restricted shares or restricted stock units (or any combination thereof) in the aggregate that may be awarded to any one participant during any period of 36 consecutive months from 900,000 to 1,200,000;

•

Establish a pool of shares totaling 5% of the shares available to be granted under the Plan which can be granted to participants under the Plan (other than to the Company’s Chief Executive Officer) without minimum vesting, exercisability or performance period requirements; and

•	Extend the term of the Plan from March 31, 2029 to June 30, 2031.

Voting Required

Stockholder approval of the Amendment requires the favorable vote of a majority of the votes cast at the Meeting. If stockholders do not approve the Amendment, we will likely be able to continue granting equity awards to our officers, key employees and directors under the Plan in 2026, but may be unable to grant equity awards thereafter.

Description of the Plan

The principal features of the Plan, as proposed to be amended pursuant to the Amendment, are summarized below. The following summary does not purport to be a complete description of all of the provisions of the Plan. It is qualified in its entirety by reference to the complete text of the Amendment, as set forth in Appendix A to this Proxy Statement, as well as the terms of the Plan, which can be found as Exhibit 10.21 to our Annual Report on Form 10-K for the year ended December 31, 2025.

Shares Available Under the Plan

The Plan, as of March 23, 2023, provided for the issuance of up to 3,410,184 shares of our Common Stock pursuant to awards under the Plan. If the Amendment is approved by our stockholders at the Meeting, the Plan will provide for the issuance of up to 4,410,758 shares of our Common Stock, which will have the effect of increasing the number of shares available for grant under the Plan by 4,000,000.

If the Amendment is approved by our stockholders at the Meeting, we anticipate that we will have sufficient shares of Common Stock reserved to make equity grants to participants under the Plan for the foreseeable future based on our past practices. The closing sales price of our Common Stock was $39.48 per share on April 2, 2026, as quoted by the NYSE.

As of the Record Date, the Company’s “equity overhang,” or the percentage of outstanding shares of our Common Stock represented by all equity awards granted under the Plan plus all shares available for future grants under the Plan, was 1.81%. If the Amendment is approved by our stockholders at the Meeting, the equity overhang represented by all equity awards granted and available for future grant under the Plan would have been 3.60% as of the Record Date. The Company’s equity overhang has ranged between 2.03% and 3.03% from 2021 through 2025 and has averaged 2.47% over such period. Equity overhang is calculated as all shares issuable upon vesting of outstanding restricted stock units plus all shares available for future grants of restricted stock units under all plans, divided by the sum of (a) the number of shares of our Common Stock outstanding plus (b) the number of shares in the numerator. The Company does not currently have any outstanding stock options or any equity plans other than the Plan. Our equity overhang has been calculated on the assumption that all shares available for future grant are in the form of restricted stock units (whether time-vested or containing performance conditions), as the Compensation Committee has issued only restricted stock units under the Plan (although the Compensation Committee may issue other types of awards under the Plan as described below).

Another measurement that may be considered meaningful by some stockholders in connection with a proposal to increase the number of shares available under an equity plan is the “burn rate.” The burn rate is calculated as restricted stock units granted in a fiscal year, divided by the number of shares of our Common Stock outstanding at the end of that fiscal year. Our burn rate for 2025 was 0.77%, for 2024 was 0.49%, for 2023 was 0.28% and for the last five years has averaged 0.45%. Grants of restricted stock units to newly hired officers of the Company and its subsidiaries in 2025 and in connection with promotions in 2025 resulted in a higher burn rate in 2025 as compared to previous years. We anticipate our average burn rate under the Plan will be approximately 0.60% over the next five years, calculated assuming that the Compensation Committee continues to issue only restricted stock units under the Plan (although the Compensation Committee may issue other types of awards under the Plan as described below).

Each award of stock options or stock appreciation rights under the Plan, if any, would reduce the number of shares of our Common Stock available for future issuance under the Plan by the number of shares of our Common Stock subject to the award. For this purpose, if a stock option and a stock appreciation right are awarded in tandem so that the exercise of one results in the cancelation of the other, then the stock option and the stock appreciation right are deemed to relate to the same share of our Common Stock. In contrast, each award of restricted shares or restricted stock units under the Plan reduces the number of shares of our Common Stock available for future issuance under the Plan by two shares for every one restricted share or restricted stock unit awarded.

Shares of our Common Stock subject to awards that are forfeited under the Plan or a prior plan will be added back to the share reserve under the Plan. If the Company assumes or converts awards made under a plan of another entity that the Company acquires or merges with, those assumed or converted awards do not reduce the number of shares of our Common Stock available for future issuance under the Plan.

Appropriate adjustments may be made to the maximum number of shares of our Common Stock available for issuance under the Plan in the event of a stock split, stock dividend, reclassification or similar event. Such events may also result in adjustments to the number of shares of our Common Stock subject to awards previously granted under the Plan.

Administration

The Compensation Committee is responsible for administering the Plan. The Compensation Committee selects or approves award recipients, sets the terms and conditions of awards, makes adjustments to outstanding awards and to the share reserve as permitted by the Plan, interprets the Plan and prescribes rules for administering the Plan. While the Compensation Committee is permitted to amend outstanding awards, it is not permitted to reduce the exercise price of any outstanding stock option or stock appreciation right without obtaining approval of our stockholders.

Eligibility and Limits on Awards

The Compensation Committee retains the sole discretion to select or approve the selection of employees to receive awards under the Plan. Each of the approximately fifty officers and other key employees of the Company and its subsidiaries is potentially eligible to receive awards under the Plan. Currently, each of the non-employee directors of the Company will receive restricted shares or restricted stock units annually under and in accordance with the Plan. We currently have eight non-employee directors, and, if all of the nominees for Class II Director of the Company are elected by our stockholders at the Meeting, we will continue to have eight non-employee directors.

No more than 1,800,000 shares of our Common Stock in the aggregate may be granted to any employee in any period of 36 consecutive months pursuant to stock options and stock appreciation rights. In addition, if the Amendment is approved by our stockholders at the Meeting, no more than 1,200,000 shares of our Common Stock in the aggregate may be awarded to any one employee during any period of 36 consecutive months pursuant to awards of restricted shares or restricted stock units or otherwise pursuant to performance awards. Each of the foregoing maximum aggregate number of shares of our Common Stock set forth in this paragraph is subject to adjustment in the event of a stock split, stock dividend, reclassification or similar event.

The limits described above are not intended to indicate that all of these awards are or will be made, or that awards are or will be made up to these limits.

5% Pool of Awards

If the Amendment is approved by our stockholders at the Meeting, a pool of 5% of the total shares available to be granted under the Plan will be available to grant to participants under the Plan (other than to the Company’s Chief Executive Officer) without any minimum vesting, exercisability or performance period requirements. Any shares granted under the Plan in connection with awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business shall not apply against this 5% pool of shares. The number of shares available for awards for this 5% pool of shares shall be determined in the same manner as described above under “Shares Available Under the Plan.”

Types of Awards

Stock Options and Stock Appreciation Rights. Stock options give the holder the right to purchase shares of our Common Stock at a specified exercise price. Stock appreciation rights give the holder the right to receive, without any payment on the holder’s part, the excess of the fair market value of the shares of our Common Stock subject to the right at the time of exercise over a specified exercise price. All stock options granted under the Plan will be nonqualified stock options for federal income tax purposes.

The exercise price of a stock option or stock appreciation right may not be less than the fair market value of the shares of our Common Stock subject to the award on the date of grant. Awards to employees become fully vested over a period no shorter than 12 months (except as set forth above under “5% Pool of Awards”) and have a term no longer than seven years. The ability to exercise vested stock options and stock appreciation rights after termination of employment is limited.

Stock appreciation rights may be granted alone or in tandem with a grant of stock options. When granted in tandem, the exercise of a stock option for a specified number of shares cancels the stock appreciation right for the same number of shares, and exercise of the stock appreciation right has a similar impact on the shares available under the stock option. Stock appreciation rights may be payable in cash or in shares of our Common Stock, or a combination of both, in each case having a value equal to the excess of the fair market value of the shares of our Common Stock subject to the stock appreciation right at the time of exercise over the exercise price. The Compensation Committee may permit or require such payments to be made in a lump sum or in installments.

Restricted Shares and Restricted Stock Units. Restricted shares are actual shares of our Common Stock that are subject to vesting requirements and transfer restrictions. A restricted stock unit represents the right to receive one share of our Common Stock at a future date. Restricted stock units are subject to vesting requirements and may permit the holder to defer receipt of actual shares of our Common Stock to a date subsequent to the date the restricted stock units vest. Awards of restricted shares and restricted stock units generally do not require the recipient to pay for the shares of our Common Stock, but the Compensation Committee may require payment for restricted shares.

Restricted shares and restricted stock units awarded to employees may become vested over a period no shorter than three years from the date of grant, except as set forth above under “5% Pool of Awards” and except that awards to new employees may vest more quickly but over a period of at least one year. Awards of restricted shares and restricted stock units to non-employee directors may vest over a period no shorter than the approximately 12 month period beginning on the first business day following each annual meeting of stockholders of the Company and ending on the date of the next annual meeting of stockholders of the Company. Holders of restricted shares have the same voting and dividend rights as other holders of shares of our Common Stock. While holders of restricted stock units have no voting and dividend rights, as they do not hold actual shares of our Common Stock, awards of restricted stock units may provide for dividend equivalents.

Performance Awards. A performance award under the Plan is an award of restricted shares or restricted stock units where the grant of the award, or the vesting of the award, is subject to the attainment of specified performance goals. The Compensation Committee sets performance goals over periods that it selects in advance, which cannot be shorter than 12 months (except as set forth above under “5% Pool of Awards”), and after the end of each period the Compensation Committee confirms the extent to which those goals are attained. A performance award will vest over such period as determined by the Compensation Committee in its discretion.

The performance goals are based on the attainment by the Company, or by one or more business units or subsidiaries of the Company, of specified levels of performance criteria, which may include one or more of the following:

•	pre-tax or after-tax income;

•	earnings per share;

•	income from operations;

•	earnings before interest expense and provision for income taxes (EBIT);

•	earnings before interest expense, provision for income taxes, depreciation and amortization expenses (EBITDA);

•	net income;

•	revenue growth;

•	economic value added (EVA);

•	return on net or total assets;

•	free cash flow from operations;

•	free cash flow per share;

•	return on invested capital;

•	return on stockholders’ equity;

•	expense reduction;

•	working capital;

•	total stockholder return;

•	performance of the Company’s stock price; and

•	any other business criteria determined in advance and in writing by the Compensation Committee.

The Compensation Committee determines whether to measure performance under these criteria in absolute terms or in comparison to the performance of other corporations. In applying these criteria to a particular period, the Compensation Committee may, in its discretion, exclude the impact of the following: unusual or infrequently occurring charges (including, without limitation, the impact from any foreign currency devaluations and acquisition termination fees (net of related costs)); the amount of all charges and expenses incurred or income earned in connection with any refinancing, restructuring, rationalization, recapitalization or reorganization; the cumulative effect of accounting changes; discontinued operations; and any business units, divisions, subsidiaries or other entities sold or acquired. In addition, the Compensation Committee may determine after the commencement of an applicable performance period to exclude other items, each determined in accordance with generally accepted accounting principles in the United States as applicable. Notwithstanding the attainment of the performance goals for a particular period, the Compensation Committee may decrease the amount payable under any individual’s performance award, as long as that action does not increase the payment to any other holder of a performance award.

Director Awards. Pursuant to the Plan, as of the first business day following the day of each annual meeting of our stockholders (including the Meeting), each non-employee director is awarded either restricted shares of our Common Stock or restricted stock units related to shares of our Common Stock, with an aggregate fair market value of $125,000 as of the date of grant, rounded down to the nearest number of whole shares or whole stock units. Awards to non-employee directors will vest over a period no shorter than the approximately 12 month period beginning on the first business day following each annual meeting of stockholders of the Company and ending on the date of the next annual meeting of stockholders of the Company.

Deferral

The Compensation Committee may permit a participant to defer receipt of any cash that otherwise would be paid as a result of the exercise of a stock appreciation right or of any Common Stock that otherwise would be delivered as restricted shares or as a result of the exercise of a stock option or stock appreciation right or the settlement of restricted stock units. The Compensation Committee may also prescribe rules for the treatment of deferred amounts in the event of a participant’s termination of service. A deferral may be credited with dividend equivalents, interest or other forms of investment return, as determined by the Compensation Committee. Any dividend equivalents provided on the deferral amounts are paid immediately to the participant. A participant does not have voting rights with respect to deferred shares of Common Stock until the shares are distributed to the participant.

Change in Control

Equity awards are subject to “double trigger” change in control vesting, which means that in the event of a change in control of the Company, as defined in the Plan, all outstanding stock options and stock appreciation rights will become vested and exercisable, unless the acquiring or surviving corporation assumes those awards or substitutes its own stock for the shares underlying the awards. Also, a change in control will result in the waiver of all restrictions with respect to outstanding restricted shares and restricted stock units and any performance awards that have been earned but remain unvested will immediately become vested, in each case unless the acquiring or surviving corporation assumes the awards or substitutes its own stock for the shares underlying the awards. A participant’s assumed or substituted stock options, stock appreciation rights, restricted shares, restricted stock units and performance awards will immediately vest if the participant’s service with the Company or the acquiring or surviving corporation is terminated involuntarily without cause within 24 months after the change in control.

Unless an award provides otherwise, any amounts credited to a deferred compensation account will continue to be deferred following a change in control if our Common Stock continues to be publicly traded. If our Common Stock is not publicly traded following the change in control, the full value of the deferred amounts will be settled in cash and immediately distributed to the participant.

Transfer

Awards may not be transferred by a participant other than by will or the laws of descent and distribution, except that restricted shares may be freely transferred after the restrictions lapse or are satisfied and unrestricted shares of Common Stock are delivered.

Amendment and Termination

The Plan may be amended or terminated by the Board of Directors at any time without stockholder approval, except that any material revision to the terms of the Plan requires stockholder approval before it can be effective. A revision is “material” for this purpose if, among other changes, it materially increases the number of shares of our Common Stock that may be issued under the Plan (other than an increase pursuant to an adjustment for stock splits, stock dividends or other events permitting adjustments under the Plan), changes the types of awards under the Plan, materially expands the class of persons eligible to receive awards under the Plan, materially extends the term of the Plan, materially decreases the exercise price at which stock options or stock appreciation rights may be granted in the future, reduces the exercise price of outstanding stock options or stock appreciation rights or results in the replacement of outstanding stock options or stock appreciation rights with awards that have a lower exercise price. Accordingly, the Amendment is “material” under the terms of the Plan. No amendment of the Plan can adversely affect the rights of any holder of an outstanding award without the holder’s written consent.

If stockholders of the Company approve the Amendment at the Meeting, the Plan will automatically terminate on June 30, 2031, if not terminated earlier by the Board of Directors. If stockholders of the Company do not approve the Amendment at the Meeting, the Plan will automatically terminate on March 31, 2029, if not terminated earlier by the Board of Directors. No awards may be granted under the Plan after it is terminated, but any previously granted awards will remain in effect until they expire in accordance with the terms of the Plan and the applicable award agreements.

Other

If our stockholders approve the Amendment at the Meeting, the Plan will include a provision stating that awards (including applicable dividend equivalents) will be subject to the Clawback Policy adopted by the Company. Since the Clawback Policy was adopted by the Company, award agreements for awards granted under the Plan have included such a provision. Information on the Clawback Policy adopted by the Company is set forth in the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Clawback Policy.”

New Plan Benefits

If the Amendment is approved by our stockholders at the Meeting, the awards that will be granted in the future under the Plan are not currently determinable, other than awards to non-employee directors. Because awards under the Plan will depend on the market value of our Common Stock in the future and decisions of the Compensation Committee, it is not possible to determine the benefits that will be received by officers and other key employees of the Company and its subsidiaries under the Plan if the Amendment is approved by our stockholders at the Meeting. For information on how the Compensation Committee determines to grant awards under the Plan to officers and other key employees of the Company and its subsidiaries, you should read the section of this Proxy Statement titled “Executive Compensation—Compensation Discussion and Analysis—Equity Based Compensation.” For information on awards made under the Plan to the Named Executive Officers in 2025, you should read the section in this Proxy Statement titled “Executive Compensation—Plan Based Awards.” The following table sets forth information with respect to awards of restricted shares or restricted stock units to be granted each year to non-employee directors pursuant to and under the Plan, if the Amendment is approved by our stockholders at the Meeting.

Name and Position	Dollar Value($)	Number of Units

Non-Employee Director Group(1)	$1,000,000	— (2)

(1)

Pursuant to the Plan, the grant date fair market value of each annual award of restricted shares or restricted stock units to each non-employee director will be equal to $125,000. Subject to our stockholders approval of the election of all of the nominees for Class II Director of the Company, the Company will have eight non-employee directors following the Meeting.

(2)

The number of restricted shares or restricted stock units to be granted pursuant to such awards are not determinable until the date such awards are granted because such number is dependent upon the market value of our Common Stock on such date. For further information on annual equity based director awards, you should read the section in this Proxy Statement titled “Compensation of Directors.”

Federal Income Tax Consequences

The following is a brief summary of the current principal United States federal income tax consequences of the grant, exercise and disposition of awards under the Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

Stock Options and Stock Appreciation Rights

A participant does not recognize any income at the time a stock option or stock appreciation right is granted, nor is the Company entitled to a deduction at that time. When a stock option is exercised, the holder recognizes ordinary income in an amount equal to the excess of the fair market value of shares of Common Stock received as of the date of exercise over the exercise price. When a stock appreciation right is exercised, the holder recognizes ordinary income in an amount equal to the cash received or, if the right is paid in shares of Common Stock, the fair market value of our Common Stock recognized as received as of the date of exercise. Payroll taxes are required to be withheld from the holder on the amount of ordinary income recognized by the holder. The Company is entitled to a tax deduction with respect to a stock option or stock appreciation right at the same time and generally in the same amount as the holder recognizes income.

Restricted Shares

A participant does not recognize any income at the time restricted shares of our Common Stock are granted, nor is the Company entitled to a deduction at that time. In the year in which restrictions on restricted shares lapse, the participant recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, that the participant paid for the shares. A participant may, however, elect within 30 days after receiving restricted shares to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the participant is equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Payroll taxes are required to be withheld on the income recognized by the participant. The Company will be entitled to a tax deduction at the same time and generally in the same amount as the participant recognizes income.

Restricted Stock Units

A participant does not recognize any income at the time a restricted stock unit is granted, nor is the Company entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant recognizes ordinary income in an amount equal to the fair market value of the shares of Common Stock received. Payroll taxes are required to be withheld on the income recognized by the participant (or, if the award is subject to a vesting schedule, on the vesting date). The Company is entitled to a tax deduction at the same time and generally in the same amount as the participant recognizes income.

Performance Awards

A participant does not recognize any income at the time a performance award is granted, nor is the Company entitled to a deduction at that time. To the extent a performance award is paid in restricted shares, a participant recognizes compensation income in the year in which the award vests and in the amount of the fair market value of the shares of Common Stock as of the vesting date. To the extent a performance award is paid in restricted stock units, a participant recognizes compensation in the year of payment in the amount of the fair market value of the shares of Common Stock as of the payment date. Payroll taxes are required to be withheld on performance awards on the vesting date (or, if the award is not subject to a vesting schedule, on the payment date). The Company is entitled to a tax deduction at the same time and generally in the same amount as the participant recognizes income.

Code Section 409A

Awards that result in the deferral of compensation are subject to ordinary income tax and penalties in the year of vesting unless they satisfy the requirements of Section 409A of the Code. It is the intent of the Company to structure awards and administer the Plan in a manner that complies with the requirements of Section 409A.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE FIRST AMENDMENT TO THE SILGAN HOLDINGS INC. SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN.

EQUITY COMPENSATION PLAN INFORMATION

In the table below, we provide information about equity securities of the Company authorized for issuance under all of the Company’s equity compensation plans. The information is as of December 31, 2025.

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by security holders	1,377,104(3)	—	1,613,308(4)
Equity compensation plans not approved by security holders	—	—	—

Total	1,377,104	—	1,613,308

(1)	This column contains information regarding restricted stock units that represent the right to receive our Common Stock only. We do not have any options, warrants or other rights outstanding.

(2)	Our outstanding restricted stock units do not have any exercise price. We do not have any options, warrants or other rights outstanding.

(3)	This amount consists of restricted stock units that represent the right to receive 1,377,104 shares of our Common Stock granted under equity compensation plans of the Company.

(4)

This amount consists of awards related to shares of our Common Stock that were available for issuance under the Stock Incentive Plan on December 31, 2025. As of the date hereof, there are 410,758 shares of our Common Stock available for future issuance under the Stock Incentive Plan. In accordance with the Stock Incentive Plan, each award of stock options reduces the number of shares of our Common Stock available for future issuance under the Stock Incentive Plan by the same number of shares of our Common Stock subject to the award, while each award of restricted stock or restricted stock units reduces the number of shares of our Common Stock available for future issuances under the Stock Incentive Plan by two shares for every one restricted share or restricted stock unit awarded. For information regarding the terms and provisions of the Stock Incentive Plan, please see the full text of the Stock Incentive Plan, which can be found as Exhibit 10.21 to our Annual Report on Form 10-K for the year ended December 31, 2025. If the Amendment to the Stock Incentive Plan as set forth in Proposal 2 of this Proxy Statement is approved by our stockholders at the Meeting, there will be 4,410,758 shares of our Common Stock available for issuance under the Stock Incentive Plan, as amended.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is governed by a written charter approved by the Company’s Board of Directors. In accordance with the written charter of the Audit Committee, the applicable listing standards of the NYSE and the applicable rules of the SEC, all members of the Audit Committee are independent. The Audit Committee held eight meetings during 2025.

The Audit Committee provides assistance to the Board of Directors of the Company in fulfilling its oversight responsibility relating to the Company’s consolidated financial statements and financial reporting process, systems of internal accounting and financial controls, internal audit activities and compliance with legal and regulatory requirements relating to accounting and financial reporting matters and the annual independent audits of the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. Management of the Company is responsible for the consolidated financial statements and reporting process of the Company, including maintaining effective internal control over financial reporting and assessing the effectiveness of the Company’s internal control over financial reporting. Ernst & Young LLP, the independent registered public accounting firm of the Company, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), or the PCAOB, and for issuing a report thereon. The independent registered public accounting firm is also responsible for auditing the effectiveness of the Company’s internal control over financial reporting. The Audit Committee’s responsibility is to oversee these audits and the financial reporting process of the Company.

In fulfilling its oversight responsibilities, the Audit Committee discussed with management, the Company’s internal auditors and the Company’s independent registered public accounting firm the overall scope and plans for the Company’s audits. The Audit Committee met with the Company’s internal auditors and independent registered public accounting firm, with and without management present, to discuss the Company’s audits, the Company’s consolidated financial statements and the effectiveness of the Company’s internal control over financial reporting. The Audit Committee also reviewed and discussed with management and the Company’s independent registered public accounting firm the audited consolidated financial statements of the Company included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025. Additionally, the Audit Committee reviewed with management its report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting.

The Audit Committee has received the written disclosures and the letter from the Company’s independent registered public accounting firm required by the applicable requirements of the PCAOB regarding such firm’s communications with the Audit Committee concerning independence, and has discussed with the Company’s independent registered public accounting firm such firm’s independence. The Audit Committee has also considered the compatibility of nonaudit services with such firm’s independence. Additionally, in assessing such firm’s independence, the Audit Committee reviewed the amount of fees paid to the Company’s independent registered public accounting firm for audit and nonaudit services.

The Audit Committee has also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Auditing Standard 1301, as adopted by the PCAOB in Rule 3200T.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors of the Company that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of the independent registered public accounting firm of the Company. Accordingly, the Audit Committee has approved, subject to stockholder ratification, the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

In addition, the Audit Committee reviews and discusses with management and the Company’s independent registered public accounting firm the Company’s Quarterly Reports on Form 10-Q and its earnings press releases.

The Audit Committee has adopted a formal policy, consistent with its written charter, that requires its approval in advance for any audit, audit-related, tax and other services to be performed by the Company’s independent registered public accounting firm. Pursuant to its formal policy, the Audit Committee approved in advance all audit, audit-related, tax and other services performed by the Company’s independent registered public accounting firm in 2025. This policy provides that the Audit Committee may delegate to any of its members the authority to approve in advance any audit and nonaudit services to be performed by the Company’s independent registered public accounting firm, and, in such case, requires such member to report any decisions to the Audit Committee at its next scheduled meeting.

By the Audit Committee of the Board of Directors: Niharika Ramdev Leigh J. Abramson William T. Donovan Brad A. Lich Shannon Miller Fiona Cleland Nielsen

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors of the Company has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. The Board of Directors of the Company is requesting ratification of this appointment by the stockholders of the Company. It should be noted however that, even if this appointment is ratified by the stockholders of the Company, the Audit Committee in its discretion may replace the Company’s independent registered public accounting firm and appoint a new independent registered public accounting firm for the Company at any time during the year if it determines that such a change would be in the best interests of the Company.

A representative of Ernst & Young LLP is expected to be present at the Meeting and to be available to respond to appropriate questions from those attending the Meeting, but is not otherwise expected to make a statement.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

Independent Registered Public Accounting Firm Fee Information

Audit Fees

Fees for audit services rendered by Ernst & Young LLP in 2025 and 2024 totaled $6.7 million and $6.6 million, respectively, in connection with the audit of the Company’s consolidated financial statements for such years, reviews of the Company’s unaudited financial statements included in its Quarterly Reports on Form 10-Q for such years, the audit of the effectiveness of the Company’s internal control over financial reporting for such years, statutory audits of non-U.S. subsidiary financial statements for such years and certain other audit services for the Company and its businesses.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP in each of 2025 and 2024 totaled $0.1 million. Services provided in both 2025 and 2024 were in respect of agreed upon procedures for certain contracts. Services provided in 2025 also included certain other attestation services. Services provided in 2024 also included the preparation of a tax certification attestation report for non-U.S. subsidiaries and other minor audit-related services.

Tax Fees

Fees for tax services rendered by Ernst & Young LLP in 2025 and 2024 totaled $1.0 million and $1.1 million, respectively. Such services in both 2025 and 2024 were in respect of transfer pricing documentation assistance and advice, tax advice and assistance in connection with tax audits for certain of the Company’s non-U.S. subsidiaries, tax advice and assistance related to corporate development activities and certain restructuring activities, preparation and review of foreign tax returns and general tax assistance and advice, including with respect to statutory, regulatory and administrative developments. Services provided in 2024 also included tax planning in certain foreign jurisdictions, preparation of a tax certification for a foreign subsidiary and assistance with the Company’s application to the International Compliance Assurance Program under the Organization for Economic Cooperation and Development.

All Other Fees

In 2025 and 2024, Ernst & Young LLP did not render any other services to the Company.

PROPOSAL 4: ADVISORY VOTE TO APPROVE

COMPENSATION OF NAMED EXECUTIVE OFFICERS

At our annual meeting of stockholders in 2023, for the advisory vote on the frequency of future advisory votes on the compensation of the Company’s Named Executive Officers, a frequency of every year received a majority of the votes cast at such meeting. In light of this result and other factors considered by the Board of Directors of the Company, the Board of Directors of the Company decided that the Company will hold an advisory vote on the compensation of its Named Executive Officers each year at its annual meeting of stockholders until the next required advisory vote on the frequency of the same, which is no later than the Company’s annual meeting of stockholders in 2029. Accordingly, pursuant to Section 14A of the Exchange Act, we are including in this Proxy Statement an advisory vote on the compensation of our Named Executive Officers as described in this Proxy Statement (commonly referred to as “Say-on-Pay”).

You should read the section of this Proxy Statement entitled “Executive Compensation” for a description of the compensation provided to our Named Executive Officers. The Company’s executive compensation program provides base salaries and annual cash incentive bonuses that enable the Company to attract and retain such executives and provide fair compensation to them taking into account responsibilities and relevant employment markets. The Company’s executive compensation program also provides equity-based compensation consisting primarily of performance awards of restricted stock units, which the Company believes fosters more balanced risk taking because restricted stock units are more closely linked to ownership of stock than other equity-based compensation. In addition, the Company provides modest retirement and other benefits primarily for purposes of retention to its executives other than Mr. Greenlee. Mr. Greenlee is not provided with any retirement or other benefits, thereby allowing him to assist the Compensation Committee in an unbiased manner in its oversight and review of such benefits.

Overall, the Board of Directors believes the compensation program for our Named Executive Officers attracts and retains them by providing fair compensation, rewards them for achieving short-term business goals and long-term creation of stockholder value while at the same time not encouraging excessive risk taking, and aligns their interests with the interests of our stockholders. The Board of Directors believes the compensation program for our Named Executive Officers strikes the appropriate balance between utilizing responsible, measured compensation practices and effectively incentivizing our executives to focus on long-term value creation for stockholders. Additionally, the Board of Directors believes that total compensation, as shown in the Summary Compensation Table, for any Named Executive Officer should be considered over a longer period of time than one year as a result of the fact that equity based awards may be granted in an uneven manner in one year as compared to another year based on the practices of the Compensation Committee in granting equity based awards as described in the section of this Proxy Statement titled “Compensation Discussion and Analysis— Equity Based Compensation.” Accordingly, the Board of Directors strongly endorses the Company’s compensation for our Named Executive Officers and recommends that the stockholders of the Company vote in favor of the following resolution:

RESOLVED, that the compensation provided to the Company’s Named Executive Officers, as described in this Proxy Statement in the section entitled “Executive Compensation,” including the Compensation Discussion and Analysis, compensation tables and the accompanying narrative disclosures, is hereby approved, on an advisory basis, by the stockholders of the Company.

Because this vote is advisory, it will not be binding upon the Company, and neither the Board of Directors nor the Compensation Committee will be required to take any action as a result of this vote. The Compensation Committee will consider the outcome of this vote when reviewing compensation matters in the future.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS OF THE COMPANY.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and officers and persons holding more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership, reports of changes in ownership and annual reports of ownership of Common Stock and other equity securities of the Company. Based solely upon a review of the copies of reports furnished to us and/or representations that no reports were required, we believe that all of our directors, officers and ten percent stockholders complied with all filing requirements under Section 16(a) of the Exchange Act in 2025.

STOCKHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Stockholders may submit proposals on matters appropriate for stockholder action at our annual meetings consistent with the rules and regulations adopted by the SEC. Proposals to be considered for inclusion in the Proxy Statement and the form of proxy for our annual meeting of stockholders in 2027 must be received by us at our principal executive offices not later than December 17, 2026. In accordance with the Exchange Act and the rules and regulations promulgated under the Exchange Act, proxies solicited by our Board of Directors will confer discretionary voting authority with respect to any proposal raised at our annual meeting of stockholders in 2027 as to which the proponent has not notified us by March 2, 2027. Proposals should be directed to Silgan Holdings Inc., 601 Merritt 7, Floor 1, Nowalk, Connecticut 06851, Attention: General Counsel.

OTHER MATTERS

As of the date of this Proxy Statement, our Board of Directors and management have no knowledge of any other business matters that will be presented for consideration at the Meeting other than those referred to in this Proxy Statement. However, persons named in the accompanying proxy card shall have authority to vote such proxy as to any other matters that properly come before the Meeting and as to matters incidental to the conduct of the Meeting in accordance with their discretion.

By Order of the Board of Directors,

Frank W. Hogan, III

Secretary

Norwalk, Connecticut

April 16, 2026

Appendix A

FIRST AMENDMENT

TO THE

SILGAN HOLDINGS INC.

SECOND AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

This First Amendment (this “Amendment”) to the Silgan Holdings Inc. Second Amended and Restated 2004 Stock Incentive Plan (the “Plan”) is effective as of April 2, 2026 (the “Amendment Effective Date”), subject to the approval of this Amendment by the stockholders of Silgan Holdings Inc. (the “Company”) at the 2026 annual meeting of the stockholders of the Company.

WHEREAS, the Company maintains the Plan; and

WHEREAS, the Company considers it in the best interests of the Company to amend the Plan as set forth below.

NOW, THEREFORE, pursuant to Section 27(b) of the Plan, the Plan is hereby amended, effective as of the Amendment Effective Date, as follows:

1.	Amendment to add Amendment Effective Date. Section 2(k) of the Plan is hereby amended and restated in its entirety to read as follows:

(k) “Effective Date” is March 23, 2023, subject to the approval of the Plan by the Company’s stockholders at the 2023 annual meeting of the stockholders of the Company, and “Amendment Effective Date” is April 2, 2026, subject to approval of the First Amendment to the Plan by the Company’s stockholders at the 2026 annual meeting of the stockholders of the Company.

2.	Amendment to Increase Authorized Shares. Section 5(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Basic Limitation. Shares offered under the Plan shall be authorized but unissued Shares or treasury Shares. The maximum aggregate number of Shares that may be issued in connection with Options, SARs, Stock Units, Restricted Shares and Performance Awards under the Plan as of the Amendment Effective Date shall be 4,410,758 Shares, which consists of (i) 410,758 Shares that were available for issuance under the Plan as of the Amendment Effective Date and (ii) 4,000,000 additional Shares. The limitation of this Section 5(a) shall be subject to further adjustments pursuant to Section 5(b) and adjustments made with respect to the Stock pursuant to Section 17.

3.	Amendment to Limits on Individual Grants. Section 5(d) of the Plan is hereby amended and restated in its entirety to read as follows:

(d) Limits on Individual Grants. No Participant may be granted Awards of more than 1,200,000 Restricted Shares or Stock Units (or any combination thereof) during any period of 36 consecutive months. Performance Awards shall be paid in Restricted Shares or Stock Units, and shall be subject to the limit set forth in the preceding sentence. No Participant may be granted Awards of Options or SARs (or any combination thereof) with respect to more than 1,800,000 Shares during any period of 36 consecutive months (for this purpose, when an Option and SAR are awarded in tandem, so that exercise of one results in cancellation of the other, the Option and SAR shall be deemed to relate to the same Shares). The limits of this Section 5(d) reflect all adjustments, and shall be subject to further adjustments, made with respect to the Stock pursuant to Section 17.

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4.	Amendment to Extend Term of the Plan. Section 27(a) of the Plan is hereby amended and restated in its entirety to read as follows:

(a) Term of the Plan. The Plan, as set forth herein, shall terminate automatically on June 30, 2031, and may be terminated on any earlier date pursuant to Section 27(b) below.

5.	Amendment to Add 5% Pool of Awards with Accelerated Vesting/Exercisability. A new Section 30 is hereby added to the Plan to read as follows:

SECTION 30. 5% POOL.

Notwithstanding any minimum vesting, exercisability or performance period set forth in the Plan, the Committee may grant Awards (other than to the Company’s Chief Executive Officer) without the above-described minimum vesting, exercisability or performance period requirements with respect to Awards covering up to 5% of the aggregate number of Shares authorized for issuance under the Plan. Shares granted under the Plan in connection with Awards that are assumed, converted or substituted as a result of the acquisition of another business, corporation or other entity by the Company or a combination of the Company with another business shall not apply against this 5% pool of Shares. The number of Shares available for Awards for this 5% pool of Shares shall be determined in the same manner as set forth in Section 5(b) of the Plan and shall be subject to adjustments made with respect to the Stock pursuant to Section 17.

6.	Amendment to Add Compensation Recovery Provision. A new Section 31 is hereby added to the Plan to read as follows:

SECTION 31. COMPENSATION RECOVERY.

To the extent applicable, Awards (including dividend equivalents) shall be subject to any compensation recovery policy adopted by the Company as required to comply with applicable law or listing standards, as such policy may be amended from time to time in the sole discretion of the Company.

7.

Stockholder Approval. In the event stockholder approval of this Amendment is not obtained at the 2026 annual meeting of the stockholders of the Company, this Amendment shall be void and of no force or effect.

8.

Conflicts. To the extent that terms of this Amendment are inconsistent with the terms of the Plan, this Amendment shall control. To the extent that any terms of this Amendment are inconsistent with the terms of any Award Agreement outstanding as of the Amendment Effective Date, including any Award Agreement that incorporates Plan terms by reference, this Amendment shall control with respect to Section 6 of this Amendment.

9.	Ratification of Plan. The terms and conditions of the Plan, as amended by this Amendment, shall continue in full force and effect.

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Approved by the Board of Directors of the Corporation on April 2, 2026

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SILGAN HOLDINGS INC. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. [K] Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. -------------------------------------------------------------------------------------------------------------------- A Proposals — The Board of Directors recommends that you vote FOR all nominees with respect to Proposal 1 and FOR Proposals 2, 3 and 4. 1. ELECTION OF DIRECTORS (CLASS II) For Against Abstain Nominees (to serve until the Company’s 2. To approve the First Amendment to the Silgan Annual Meeting of Stockholders in 2029 FOR WITHHOLD EXCEPTIONS* Holdings Inc. Second Amended and Restated + and until their successors are duly all nominees AUTHORITY 2004 Stock Incentive Plan. listed below to vote for all For Against Abstain elected and qualified): 3. To ratify the appointment of Ernst & Young nominees listed below 01 Leigh J. Abramson LLP as the Company’s independent registered 02 Robert B. Lewis public accounting firm for the fiscal year ending 03 Niharika Ramdev December 31, 2026. For Against Abstain 4. Advisory vote to approve the compensation of *(INSTRUCTION: To withhold authority to vote for any the Company’s named executive officers. individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below). 5. To consider and act upon other business as may properly come before the annual meeting or any adjournment or postponement thereof. B Change of Address — Please print new address below. I C Authorized Signatures — This section must be completed for your vote to be counted. Please date and sign below. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please provide the full name of the corporation and the signature of the authorized officer signing on its behalf. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 UPX 686384 + 049IZB

IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. + SILGAN HOLDINGS INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Adam J. Greenlee and Frank W. Hogan, III as Proxies, each with the power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock, par value of $0.01 per share, of Silgan Holdings Inc., or the Company, held of record by the undersigned on April 2, 2026 at an Annual Meeting of Stockholders of the Company to be held on May 26, 2026 or any adjournment or postponement thereof. When properly executed, this proxy will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR all nominees with respect to Proposal 1 and FOR Proposals 2, 3 and 4. (Continued and to be dated and signed on the reverse side.) +